Exhibit 10.2
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 8, 2024, by and between (i) SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (“Bank”), and (ii) SI-BONE, INC., a Delaware corporation (“Borrower”).

Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 12, 2021 (the “Existing Loan Agreement”; the Existing Loan Agreement, as amended, restated, amended and restated, modified, or supplemented from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of January 6, 2023, that certain Letter Agreement dated as of March 24, 2023 and that certain Second Amendment to Loan and Security Agreement dated as of January 25, 2024, the “Loan Agreement”).
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Exhibit A attached hereto, sets forth a clean copy of the Loan Agreement as amended hereby.
2.2Exhibit B attached hereto, shows deletions of the text in the Existing Loan Agreement pursuant to this Amendment (including, to the extent included in such Exhibit B, each

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Schedule or Exhibit to the Existing Loan Agreement), which are indicated by ~~struck-through text~~, and insertions of text, which are indicated by bold, double-underlined text.
3.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
3.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
3.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as affected by this Amendment;
3.3The organizational documents of Borrower delivered to Bank on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
3.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as affected by this Amendment, have been duly authorized;
3.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as affected by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower, or applicable consents or waivers have been obtained;
3.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as affected by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
3.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
4.Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate dated as of the date hereof in connection with this Amendment (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate delivered to Bank on the First Amendment Effective Date. Borrower and Bank acknowledge and agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
5.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements,

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understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.Effectiveness. As a condition precedent to the effectiveness of this Amendment and Bank’s obligation to make further Credit Extensions, Bank shall have received the following prior to or concurrently with this Amendment, each in form and substance satisfactory to Bank:
7.1The due execution and delivery to Bank of this Amendment by each party thereto;
7.2copies, certified in a certificate executed by a duly authorized officer of Borrower, to be true and complete as of the date of such certificate, of each of (i) the governing documents of Borrower, as in effect on the date of such certificate, (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, all documents executed by it in connection herewith, and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;
7.3a good standing certificate of Borrower, certified by the Secretary of State of the state of formation of Borrower, and each jurisdiction in which Borrower is qualified to do business required by Bank, dated as of a date no earlier than thirty (30) days prior to the date hereof;
7.4repayment of (i) all Obligations constituting Term Loan Advances (as defined in the Loan Agreement prior to the Third Amendment Effective Date) outstanding immediately prior to the Third Amendment Effective Date, and (ii) the Final Payment (as defined in the Loan Agreement prior to the Third Amendment Effective Date);
7.5certified copies, dated as of a recent date, of UCC and other lien searches of Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with this Amendment, or (ii) will constitute Permitted Liens;
7.6 the Updated Perfection Certificate of Borrower;
7.7Borrower’s payment of the Revolving Line Commitment Fee (as defined in the Loan Agreement prior to the Third Amendment Effective Date) in an aggregate amount of Thirty Seven Thousand Five Hundred Dollars ($37,500);
7.8Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment; and
7.9such other documents as Bank may reasonably request to effectuate the terms of this Amendment.
8.Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the

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laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).
[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK: FIRST-CITIZENS BANK & TRUST COMPANY By: /s/ Mark Davis Name: Mark Davis Title: Vice President	BORROWER: SI-BONE, INC. By: /s/ Anshul Maheshwari Name: Anshul Maheshwari Title: CFO

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EXHIBIT A
LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and the borrower listed on Schedule I hereto (“Borrower”). The parties agree as follows:
1.LOAN AND TERMS OF PAYMENT
1.1Term Loan Advance.
(a)Availability. Subject to the terms and conditions of this Agreement, on or about the Third Amendment Effective Date, Bank shall make one (1) term loan advance to Borrower in an original principal amount equal to the Term Loan Availability Amount (the “Term Loan Advance”) which shall be used to (i) refinance the Term Loan Advance (as defined in the Agreement prior to the Third Amendment Effective Date) outstanding as of the Third Amendment Effective Date, (ii) satisfy the Final Payment (as defined in the Agreement prior to the Third Amendment Effective Date), which is with respect to the Term Loan Advance (as defined in the Agreement prior to the Third Amendment Effective Date), and (iii) thereafter, used for working capital purposes. Bank and Borrower acknowledge and agree that prior to the Third Amendment Effective Date, the amount Borrower accrued and owed to Bank in connection with the Final Payment (as defined in the Agreement prior to the Third Amendment Effective Date) was Seven Hundred Twenty Thousand Dollars ($720,000). After repayment (in whole or in part), the Term Loan Advance may not be reborrowed.
(b)Repayment. Borrower shall repay the Term Loan Advance as set forth in Schedule I hereto. All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to such Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.
(c)Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advance, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan Advance at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, (B) the applicable Prepayment Fee, if any, and (C) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.
(d)Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, (ii) the applicable Prepayment Fee, if any, and (iii) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.
1.2Payment of Interest on the Credit Extensions.
(a)Interest Payments. Term Loan Advances. Interest on the outstanding principal amount of each Term Loan Advance is payable as set forth on Schedule I hereto.
(b)Interest Rate.
(i)Term Loan Advance. Subject to Section 1.2(c), the outstanding principal amount of the Term Loan Advance shall accrue interest as set forth on Schedule I hereto.

(ii)All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.
(c)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is three percent (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”), unless Bank otherwise elects, in its sole discretion, to impose a lesser increase or no increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.2(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
(d)Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.
(e)Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
1.3Fees and Expenses. Borrower shall pay to Bank:
(a)Prepayment Fee. The Prepayment Fee, if and when due hereunder, which shall be fully earned and non-refundable as of the applicable prepayment date; provided, however, if Borrower refinances the Term Loan Advance with another credit facility from Bank, Bank shall waive the Prepayment Fee;
(b)[Reserved]
(c)Bank Expenses. All Bank Expenses incurred through and after the Third Amendment Effective Date, when due (or, if no stated due date, upon demand by Bank). Borrower has paid to Bank a good faith deposit of Thirty-Five Thousand Dollars ($35,000) (the “Good Faith Deposit”), in connection with the Third Amendment, to initiate Bank’s due diligence review process. The Good Faith Deposit will be applied to Bank Expenses as of the Effective Date.
Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.3 pursuant to the terms of Section 1.4(c). Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.3.
1.4Payments; Application of Payments; Debit of Accounts.
(a)All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b) Subject to the payment terms of this Agreement and Section 8.4, Bank has the exclusive right in its reasonable discretion to determine the order and manner in which all payments with respect to the

Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(c)Bank may debit the Designated Deposit Account (or if insufficient funds are contained therein, or if an Event of Default has occurred and is continuing, any of Borrower’s other accounts at Bank), for principal and interest payments or any other amounts Borrower owes Bank when as and when due under this Agreement. These debits shall not constitute a set-off.
1.5Change in Circumstances.
(a)Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.
(c)Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.5 shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).
1.6Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the commercially reasonable discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.6) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.6) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.6, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.
(e)Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY is applicable, as well as any applicable supporting documentation or certifications. If a payment made to Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Bank shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Bank has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)Treatment of Certain Refunds. If Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.6 (including by the payment of additional amounts pursuant to this Section 1.6), it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of Bank, shall repay to Bank the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will Bank be required to pay any amount to Borrower pursuant to this paragraph (f) the payment of which would place Bank in a less favorable net after-Tax position than Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.
1.7Procedures for Borrowing.
(a)Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain the Term Loan Advance, Borrower shall notify Bank

(which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Term Loan Advance. Such notice shall be made by electronic mail or by telephone and, together with any such notification, Borrower shall deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such reasonable belief or reliance. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request such Term Loan Advance (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).
(b)Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such Term Loan Advances are necessary to meet Obligations which have become due.
2.CONDITIONS OF CREDIT EXTENSIONS
2.1Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
(a)duly executed Loan Documents;
(b)a duly executed Control Agreement with U.S. Bank;
(c)the Operating Documents of Borrower and its Subsidiaries and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower is qualified to conduct business, in each case as of a date no earlier than thirty (30) days prior to the Effective Date;
(d)a certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions;
(e)certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(f)a duly executed Perfection Certificate of Borrower;
(l)evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.8 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank; and
(m)payment of the fees and Bank Expenses then due as specified in Section 1.3 hereof.
2.2Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.7;
(b)the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; and
(c)a Material Adverse Change shall not have occurred.
2.3Covenant to Deliver.
(a)    Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.
3.CREATION OF SECURITY INTEREST
3.1Grant of Security Interest.
(a)Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
(b)Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).
3.2Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements covering the Collateral, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, in contravention of the terms of this Agreement shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral
3.3Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, promptly terminate its security interest in the Collateral and all rights therein shall automatically revert to Borrower, and Bank shall, upon request from Borrower and at Borrower’s sole cost and expense, promptly deliver to Borrower written evidence of the termination of such liens and any other documents reasonably necessary to terminate such liens. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its commercially reasonable discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred and five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred and fifteen percent (115.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

4.REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as follows:
4.1Due Organization, Authorization; Power and Authority.
(a)Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(b)All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Third Amendment Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).
(c)The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound, or applicable consents or waivers have been obtained. Neither Borrower nor any of its Subsidiaries are in default under any material agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations (taken as a whole).
4.2Collateral.
(a)The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b)Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, to the extent that perfection is required pursuant to the terms of Section 5.9(c). The Accounts are bona fide, existing obligations of the Account Debtors.
(c)The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2 (other than laptops and other portable electronic items used in the ordinary course of business). None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2 (other than laptops and other portable electronic items used in the ordinary course of business).
(d)All Inventory is in all material respects of good and marketable quality, free from material defects.

(e)Borrower owns, or possesses the right to use to the extent reasonably necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business operations as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and no such asset, to the best knowledge of Borrower, conflicts with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(f)Except as noted on the Perfection Certificate (as updated from time to time in accordance with this Agreement) or for which notice has been given to Bank pursuant to and in accordance with Section 5.11(b), Borrower is not a party to, nor is it bound by, any Restricted License.
4.3Reserved.
4.4Litigation. Other than as set forth on the Perfection Certificate delivered around the Third Amendment Effective Date, and as disclosed to Bank pursuant to Section 5.3, there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries that could reasonably be expected to result in liability of more than, individually or in the aggregate, Seven Hundred Fifty Thousand Dollars ($750,000).
4.5Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the dates thereof and for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.
4.6Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and Borrower and each of its Subsidiaries (taken as a whole) are able to pay their debts (including trade debts) as they mature.
4.7Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on Borrower’s business or operations.
4.8Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.
4.9Tax Returns and Payments; Pension Contributions.

(a)Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid, or submitted extensions for, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (i) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by Borrower or any of its Subsidiaries in excess of Fifty Thousand Dollars ($50,000) in the aggregate.
(b)Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
4.10Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
4.11Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, or, to Borrower’s knowledge, its directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions.
5.AFFIRMATIVE COVENANTS
Borrower shall do all of the following:
5.1Use of Proceeds. Cause the proceeds of the Credit Extensions to be used solely as follows: (x) as working capital, (y) to fund its general business purposes, or (z) repayment of all Obligations constituting Term Loan Advances (as defined in the Agreement prior to the Third Amendment Effective Date) outstanding immediately prior to the Third Amendment Effective Date.
5.2Government Compliance.
(a)Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all material laws, ordinances and regulations to which it is subject.

(b)Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest in the Collateral to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank upon Bank’s request.
5.3Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository:
(a)Quarterly Financial Statements. No later than forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower’s fiscal year, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter in a form reasonably acceptable to Bank (the “Quarterly Financial Statements”); provided that year-end Quarterly Financial Statements shall be delivered no later than ninety (90) days after the last day of each fiscal year of Borrower;
(b)Compliance Statement. Within forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower (and no later than ninety (90) days after the last day of each fiscal year of Borrower), together with the statements set forth in Section 5.3(c), a duly completed Compliance Statement, confirming that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, except as noted therein;
(c)Annual Operating Budget and Financial Projections. Within thirty (30) days after the end of each fiscal year of Borrower, and within thirty (30) days of any material updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then-current fiscal year of Borrower, and (ii) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any material related business forecasts for the subsequent two (2) fiscal years which were used in the preparation of such annual financial projections;
(d)Annual Audited Financial Statements. As soon as available, and in any event within one hundred and eighty (180) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(e)SEC Filings. In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within five (5) Business Days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address; provided, however, Borrower shall notify Bank in writing within five (5) Business Days (which may be by electronic mail) of the posting of any such documents;
(f)Security Holder and Subordinated Debt Holder Reports. Within five (5) Business Days of delivery, copies of all material statements, reports and notices made generally available to Borrower’s security holders or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);
(g)Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet

Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;
(h)Legal Action Notice. Prompt written notice upon becoming aware of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries (not otherwise already disclosed on the Perfection Certificate delivered around the Third Amendment Effective Date) that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Seven Hundred Fifty Thousand Dollars ($750,000) or more;
(a)Tort Claim Notice. If Borrower shall acquire a commercial tort claim with a value that could reasonably be expected to exceed Five Hundred Thousand Dollars ($500,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and, if so requested by Bank, grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;
(b)Government Filings. Within five (5) Business Days after the same are sent by Borrower or received by Borrower, copies of all material correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law, in each case that could reasonably be expected to have a material effect on any of the Governmental Approvals material to the business of Borrower;
(c)Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;
(d)Default. Prompt written notice of the occurrence of a Default or Event of Default; and
(e)Other Information. Promptly, from time to time, such other financial information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.
Any submission by Borrower of a Compliance Statement, or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement, or other financial statement, the information and calculations set forth therein are true and correct in all material respects, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, or other financial statement, as applicable, except as noted in such Compliance Statement or other financial statement, as applicable; (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
5.4Reserved.
5.5Reserved.
5.6    Taxes; Pensions.

(a)Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, or file extensions for, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (deferred payment of any taxes contested pursuant to the terms of Section 4.9(a) hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
(b)To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes in excess of Fifty Thousand Dollars ($50,000), (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”
5.7    Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
5.8    Insurance.
(a)Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank.
(b)All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(c)Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.
(d)At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section ~~5.8~~6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank twenty (20) days (or ten (10) days’ prior written notice in the event of cancellation due to non-payment of premium) prior written notice before any such policy or policies shall be materially altered or canceled.

If Borrower fails to obtain insurance as required under this Section 5.8 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.8, and take any action under the policies Bank deems prudent.
5.9    Accounts.
(a)Maintain Borrower’s , any of its Subsidiaries’, and any Guarantor’s primary banking relationship (including primary operating accounts) with Bank or Bank’s Affiliates such that consolidated account balances of Borrower and its Subsidiaries and Guarantors maintained with Bank or Bank’s Affiliates represent an amount equal to or greater than the greater of (i) fifty percent (50.0%) of the aggregate Dollar Equivalent value of all cash and Cash Equivalents of Borrower and its Subsidiaries and Guarantors, and (ii) the amount equal to one hundred and ten percent (110.0%) of the aggregate outstanding amount under the Term Loan (the minimum percentages set forth in clause (i) and (ii) of this Section 5.9(a) collectively referred to as the “Minimum Banking Requirements”); provided, however, and subject to the Minimum Banking Requirements, Borrower may maintain its other “primary” operating accounts with PNC Bank used in the ordinary course of Borrower’s business and subject, at all times, to a Control Agreement in favor of Bank. Additionally, and for the avoidance of doubt, so long as Borrower is in compliance with the Minimum Banking Requirements, Borrower may maintain other Collateral Accounts outside of Bank, subject at all times to the Control Agreement requirements set forth in Section 5.9(c) hereof. Notwithstanding the foregoing, (x) if the aggregate amount of unrestricted and unencumbered cash held by Borrower is less than one hundred and ten percent (110.0%) of the aggregate outstanding amount under the Term Loan, Borrower shall maintain all of its, any of its Subsidiaries’ and any Guarantor’s operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates other than de minimis amounts requisite to maintaining outside accounts in good standing, except that Borrower’s Foreign Subsidiaries may maintain accounts with third parties other than Bank, provided the aggregate value of such accounts is subject to the terms of Section 6.11 (collectively the “Permitted Foreign Subsidiary Accounts”).
(b)In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card, Letter of Credit, FX Contract, and cash management services exclusively from Bank, except (i) third party credit cards, as permitted in the defined term “Permitted Indebtedness” part (h); (ii) Borrower’s Foreign Subsidiaries may maintain the foregoing bank services with third parties other than Bank, (iii) to the extent that Bank does not have such services in foreign locations, Borrower and its Subsidiaries may maintain the foregoing foreign banking services with third parties other than Bank, and (iv) Borrower may maintain and permit to exist online payment processors used in the ordinary course of business with third parties other than Bank.
(c)In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, and (ii) the Permitted Foreign Subsidiary Accounts.
5.10    Financial Covenant (Net Revenue). Commencing on June 30, 2025, Borrower shall achieve Net Revenue (measured in accordance with GAAP on a trailing six (6) month basis), tested quarterly on the last day of each calendar quarter, in an amount equal to or greater than the levels to be agreed upon between Borrower and Bank with respect to which Borrower hereby agrees: (i) shall be documented in an amendment to this Agreement, in form and substance acceptable to Bank, which amendment shall be executed no later than: (x) for the fiscal year ending on December 31, 2025, the earlier to occur of 1) the date when Borrower’s unrestricted cash and Cash Equivalent held with Bank and Bank’s Affiliates is equal to or falls below [***] Dollars, and 2) September 30, 2025, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to such date being an immediate and non-curable Event of Default hereunder; and (y) for the fiscal year ending on

December 31, 2026 and any fiscal year after that, February 28th of each year beginning with February 28, 2026, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to February 28th of each year being an immediate and non-curable Event of Default hereunder; (ii) shall be based on Borrower’s projections delivered to Bank in accordance with Section 5.3(e) hereof and acceptable to Bank in its commercially reasonable discretion with such projections for Borrower’s 2025 fiscal year showing a year-over-year growth satisfactory to Bank in its sole discretion. Notwithstanding the foregoing, such Net Revenue covenant will not be tested for a certain calendar quarter if (1) Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates is equal to or greater than [***] Dollars, or (2) Borrower achieves Adjusted EBITDA (calculated on a trailing six (6) month basis) of equal to or greater than [***] Dollars.
5.11    Protection of Intellectual Property Rights.
(a)(i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations or that such Intellectual Property does not have material value; (ii) promptly advise Bank in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property that has material value; and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
(b)Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
5.12    Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
5.13    Reserved.
5.14    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, at the time that Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its sole discretion), together with documentation, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary that constitute Collateral), (b) provide to Bank appropriate certificates and powers and financing statements, pledging (i) all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.14 shall be a Loan Document.

5.15    Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000) (measured as to any single return, recovery, dispute or claim, and not in the aggregate at such time).
5.16    Further Assurances. Execute any further instruments and take such further action as Bank reasonably requests to perfect, protect, ensure the priority of or continue Bank’s Lien on the Collateral or to affect the purposes of this Agreement.
5.17    Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.17. In addition, have implemented, and will consistently apply while this Agreement is in effect, reasonable procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.
6.NEGATIVE COVENANTS
Borrower shall not do any of the following without Bank’s prior written consent:
6.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, including without limitation cash returns or refunds of customer payments; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, and other licenses permitted pursuant to part (h) of the defined Permitted Liens; (g) other Transfers not to exceed One Hundred Thousand Dollars ($100,000) in any twelve (12) month period; and (h) other Transfers in which Borrower will receive cash proceeds in an amount equal to no less than seventy-five percent (75%) of such other Transfer consideration (fixed or contingent) paid or payable to Borrower or its Subsidiary.
For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness, (b) the sale of any Warrant Transaction, (c) the purchase of any Bond Hedge Transaction or (d) the performance by Borrower of its obligations under any Permitted Convertible Indebtedness, any Warrant Transaction or any Bond Hedge Transaction (including the settlement or termination of any Bond Hedge Transaction or Warrant Transaction) shall constitute a Transfer.

6.2Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve (unless such Subsidiary’s assets are transferred to Borrower); (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within seven (7) Business Days after such Key Person’s departure from Borrower; (d) permit, allow or suffer to occur any Change in Control; (e) without at least ten (10) days prior written notice to Bank, (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Thousand Dollars ($200,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Thousand Dollars ($200,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, or (f) without at least twenty (20) days prior written notice to Bank (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or, (iv) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Two Hundred Thousand Dollars ($200,000) of Borrower’s assets or property, then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Thousand Dollars ($200,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank. For the avoidance of doubt, no landlord or bailee waivers shall be required for or with respect to any foreign locations of Borrower or its Subsidiaries.
6.3Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), except (i) if (a) Borrower has complied with the notice requirements applicable to prepayments hereunder, and (b) prior to or contemporaneously with the closing of such transaction, all Obligations are paid in full in cash, and all of Bank’s obligations to lend to Borrower under this Agreement are terminated, and/or (iii) Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
6.4Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
6.5Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, in each case as to the foregoing except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, other than Permitted Liens, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein.
6.6Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.9(c).
6.7    Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities, provided that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock or equity interests, (iii) repurchase the stock of former employees, officers, directors or consultants pursuant to stock repurchase agreements or termination of employment or service or repurchases pursuant to rights of first refusal in Borrower’s bylaws, so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase; provided the aggregate amount of all such repurchases shall not exceed Five Hundred Thousand Dollars ($500,000) per fiscal year, (iv) pay cash distributions in lieu of issuing fractional shares; provided the aggregate amount of all such payments shall not exceed Two Hundred Thousand Dollars ($200,000) per fiscal year , (v) distribute equity securities to former or current employees, officers, consultants or directors pursuant to the exercise of employee stock options approved by the Board, (vi) pay, in connection with any Permitted Acquisition by Borrower or any of its Subsidiaries, (A) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of stock or equity interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (B) payments or distributions to equity holders pursuant to appraisal rights required under requirements of law; (vii) the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan, and (viii) for the avoidance of doubt, Subsidiaries of Borrower shall be permitted to, directly or indirectly, pay dividends or make distributions to other Subsidiaries or to Borrower, or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.
Notwithstanding the foregoing, or anything to the contrary herein, and for the avoidance of doubt, this Section 6.7 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Debt, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that the preceding sentence shall only allow principal payments with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Borrower’s common stock if the Redemption Conditions are satisfied in respect of such redemption; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or redemption of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or redemption does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions constituting Permitted Call Spread Agreements relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction constituting a Permitted Call Spread Agreement relating to such Permitted Convertible Debt), the payment of such excess cash (any such payment, a “Cash Excess Payment”) shall not be permitted by this clause (i); and (ii) any required payment with respect to (including, for the avoidance of doubt, the payment of the relevant premium for the purchase thereof), or required early unwind or settlement of, any Permitted Call Spread Agreement, in each case, in accordance with the terms of the agreement governing such Permitted Call Spread Agreement; provided that, to the extent cash is required to be paid under a Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall not be permitted by this clause (ii). Notwithstanding the foregoing, the Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of the Borrower’s common stock and/or a different series of Permitted Convertible Debt (which series (I) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Debt that are so repurchased, exchanged or converted and (II) has terms, conditions and covenants that are commercially reasonable to the Borrower (as determined by the Borrower in good faith) (any such series of Permitted Convertible Debt, “Refinancing Convertible Debt”) and/or by payment of cash (x) in lieu of any fractional shares, (y) in respect of accrued and unpaid interest of such Permitted Convertible Debt and (z) additional cash in an amount that does not exceed the proceeds received by the Borrower from the substantially concurrent issuance of shares of the Borrower’s common stock and/or a Refinancing Convertible Debt plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Call Spread Agreements pursuant to the immediately following proviso; provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, the Borrower shall (and, for the avoidance of doubt, shall be permitted under this Section 7.7 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Agreements, if any, corresponding to such Permitted Convertible Debt that is so repurchased, exchanged or converted.

6.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) sales of Borrower’s equity securities to the then-existing investors of Borrower in connection with a bona fide equity financing by the Board so long as such sale shall not result in a violation of the Change of Control provision in Section 6.2, (c) debt financings from Borrower’s investors so long as all such Indebtedness shall constitute Subordinated Debt, (d) reasonable and customary compensation arrangements and benefit plans for officers, and other employees of Borrower approved by the Board, (e) reasonable and customary compensation arrangements for fees and costs paid to members of the Board in the ordinary course of business, and (f) Investments of the type described in and permitted under clauses (g) and/or (h) of the definition of “Permitted Investments” herein.
6.9    Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, or (c) provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank in contravention of the terms of such the subordination, intercreditor, or other similar agreement.
6.10    Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Borrower, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
6.11    Cash and Cash Equivalents held by Foreign Subsidiaries. The aggregate value of cash and Cash Equivalents held by all Foreign Subsidiaries of Borrower to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) for more than five (5) Business Days in each calendar month.
6.12    Value of Assets held by Foreign Subsidiaries. The aggregate value of the assets owned by the Foreign Subsidiaries of Borrower shall not exceed twenty percent (20%) of the aggregate value of all assets owned by the Borrower and its Subsidiaries.
6.13    Redemption of Permitted Convertible Debt. Exercise any redemption right with respect to any Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Borrower’s common stock, unless the Redemption Conditions are satisfied in respect of such redemption.
7.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date), in each unless such late payment is due to Bank’s failure to auto-debit such payment when sufficient funds were contained in the Designated Deposit Account (or if insufficient funds are contained therein, or if an Event of Default has occurred and is continuing, any of Borrower’s other accounts at Bank). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
7.2Covenant Default.

(a)Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.12 (Litigation Cooperation), 5.15 (Inventory; Returns) and 5.16 (Further Assurances)) or violates any covenant in Section 6; or
(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;
7.3Material Adverse Change. A Material Adverse Change occurs;
7.4Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any Subsidiary with a value in excess of Two Hundred Thousand Dollars ($200,000), or (ii) a notice of lien or levy in an amount in excess of Two Hundred Thousand Dollars ($200,000), is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any fifteen (15) day cure period; or
(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets with a value in excess of Two Hundred Thousand Dollars ($200,000), is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;
7.5Insolvency. (a) Borrower or Borrower and of its Subsidiaries (taken as a whole) is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
7.6Other Agreements. There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, (a) any default by Borrower (after applicable grace and/or cure periods) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor the result of which could reasonably be expected to have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries’, or any Guarantor’s business or operations (taken as a whole)
7.7Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000)(not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied or paid, or after execution thereof, or stayed pending appeal, or such judgments are not discharged, satisfied or paid prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, satisfaction, payment, or stay of such fine, penalty, judgment, order or decree);
7.8Misrepresentations. Borrower or any of its Subsidiaries or any Responsible Person acting for Borrower or any of its Subsidiaries knowingly makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);
7.9Subordinated Debt. If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than in accordance with the terms of such document, instrument or agreement) or any Person (other than Bank)) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by the applicable subordination or intercreditor agreement;
7.10Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral (unless such failure is caused by Bank’s gross negligence or willful misconduct);
7.11Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (except due to termination in accordance with the terms of such guaranty); (b) any Guarantor does not perform any material obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 of this Agreement occurs with respect to any Guarantor (subject to the applicable cure and grace periods herein), (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e)a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral ; or
7.12    Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) materially and adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to materially and adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction that is material to the operation of Borrower’s business.
8.BANK’S RIGHTS AND REMEDIES
8.1Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:
(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);
(b)stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred and five percent (105.0%) of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred and fifteen percent (115.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;
(d)terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach);
(e)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;
(f)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
(g)apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;
(h)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(i)place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j)demand and receive possession of Borrower’s Books; and
(k)exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).
8.2Power of Attorney. Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable only following the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (b) regardless of whether an Event of Default has occurred, to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity obligations) have been paid in full in cash, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.
8.3Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.8 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
8.4Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. Following the occurrence and during the continuation of an Event of Default, if Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
8.5Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.6No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.7Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.
If to Borrower:    SI-Bone, Inc.
    471 El Camino Real, Suite 101
    Santa Clara, CA 95050
    Attn: Laura Francis, CEO; and
    Anshul Maheshwari, CFO
    Email: lfrancis@si-bone.com; and
    Anshul.Maheshwari@si-bone.com
with a copy to (which shall not constitute notice):
    Cooley LLP
    3175 Hanover Street
    Palo Alto, CA 94304
    Attn: Matthew Hemington
    Email: mhemington@cooley.com

If to Bank:    Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
    505 Howard Street, Floor 3
    San Francisco, CA 94105
    Attn: Mark Davis
    Email: mdavis@svb.com
with a copy to (which shall not constitute notice):
    DLA Piper LLP (US)
    4365 Executive Drive Suite 1100
    San Diego California 92121-2133

    Attn: Parker Zangoei, Esq.
    Email: parker.zangoei@us.dlapiper.com

10.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION UNDER THIS AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.
11.GENERAL PROVISIONS
11.1Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.1 of this Agreement), this

Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.
11.2Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, or anything to the contrary herein, so long as no Event of Default shall have occurred and is continuing, Bank shall not assign its interest in the Loan Documents to any Person who is (a) a competitor of Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company, or (b) a vulture fund or distressed debt fund.
11.3Indemnification.
(a)General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor.
(b)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
11.4Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
11.5Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.6Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
11.7Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
11.8Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”), provided that such Bank Entities are subject to the same confidentiality provisions herein; (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, Bank shall use obtain any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision or substantially similar terms); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from Borrower and its agents regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
11.9Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
11.10Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.11Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.
11.12Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
11.13Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
11.14Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.15Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.
12.ACCOUNTING TERMS AND OTHER DEFINITIONS
12.1Accounting and Other Terms.
(a)Accounting terms not defined in this Agreement shall be construed following GAAP, except for non-compliance with FAS 123R with respect to monthly financial statements. Calculations and determinations must be made following GAAP (except for (a) non-compliance with FAS 123R with respect to monthly financial statement), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(b)As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
12.2Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Adjusted EBITDA” shall mean, for Borrower and its Subsidiaries, with respect to any period, the sum of  (a) Net Income, plus (b) to the extent deducted or added to the calculation of Net Income, (i) Interest income, Interest Expenses, (ii) depreciation expense and amortization expense, (iii) income tax expense, (iv) non-cash stock compensation, and (v) any other one-time restructuring or non-cash charges.
“Administrator” is an individual that is named:
(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and
(b)     as an Authorized Signer of Borrower in an approval by the Board.
“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” is defined in the preamble hereof.
“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.
“Bank” is defined in the preamble hereof.
“Bank Entities” is defined in Section 11.8.
“Bank Expenses” are all reasonable audit fees, costs and reasonable expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.
“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.
“Board” is Borrower’s board of directors or equivalent governing body.
“Borrower” is set forth on Schedule I hereto.
“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the applicable resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.
“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close, except that if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall be a FX Business Day.
“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; (d) long-term securities having a rating minimum of A-/A3 from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (e) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens and except dissolutions or transfers permitted pursuant to Sections 6.2 and 6.3 of this Agreement).
“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Claims” is defined in Section 11.3.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:
(a)(i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
(b)Notwithstanding the foregoing, the Collateral does not include any of the following (now existing or hereafter arising, owned or created):
(i)    any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; and
(ii)     any interest of Borrower as a lessee or sublessee under a real property lease or an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank.
(c)Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property in contravention of the terms of such pledge agreement without Bank’s prior written consent.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business or any Permitted Call Spread Agreement(s). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” is any Letter of Credit, FX Contract, amount utilized for cash management services, Term Loan Advance, or any other extension of credit under the Loan Documents by Bank for Borrower’s benefit.
“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.
“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.
“Default Rate” is defined in Section 1.2(c).
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account with account number xxx-xxxx-9905, established by Borrower with Bank for purposes of receiving Credit Extensions.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Effective Date” is set forth on Schedule I hereto.
“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
“Event of Default” is defined in Section 7.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.6, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.6(e) and/or any reporting and delivery requirements, and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Financial Statement Repository” is L43f1c@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.
“First Amendment Effective Date” means January 6, 2023.
“Foreign Currency” is the lawful money of a country other than the United States.
“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof or the District of Columbia.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.
“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments).
“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Good Faith Deposit” is defined in Section 1.3.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” is any Person providing a Guaranty in favor of Bank with respect to the Obligations.
“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit, provided, however, that in no event shall obligations under any Permitted Call Spread Agreement constitute Indebtedness.
“Indemnified Person” is defined in Section 11.3.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information” is defined in Section 11.8.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.
“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following, whether now owned or hereafter acquired or created:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c)licenses any and all source code;
(d)any and all design rights which may be available to such Person;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.
“Key Person” is each of Borrower’s (i) Chief Executive Officer, and (ii) Chief Financial Officer, as of the Effective Date.
“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.
“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.
“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations when such Obligations are due.
“Minimum Banking Requirements” is defined in Section 5.9(a).
“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.
“Net Revenue” means, for any period as of any date of determination, Borrower’s net revenue calculated in accordance with GAAP.
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee (if applicable), the Final Payment (if applicable), and other amounts Borrower owes Bank now or later, whether under this Agreement, or the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (but in all cases excluding any equity interests of Bank and/or its Affiliates in Borrower).
“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Third Amendment Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.
“Payment Date” is set forth on Schedule I hereto.
“Perfection Certificate” is the updated Perfection Certificate delivered by Borrower on or around the Third Amendment Effective Date in connection with this Agreement.
“Performance Milestone” means Borrower’s delivery to Bank of evidence reasonably satisfactory to Bank in its commercially reasonable discretion, confirming that Borrower has achieved Adjusted EBITDA of at least [***] Dollars for the trailing six (6) month period ending on June 30, 2027.
“Permitted Acquisition” or “Permitted Acquisitions” means an acquisition by Borrower or any Subsidiary of any Intellectual Property or all or substantially all of the assets of, all of the ownership interests in, or a business line, product line (including rights in respect of any medical device) or unit or division of another Person (including any foreign corporations) for cash consideration (including any purchase price adjustments, indemnity payments and earn-out obligations in connection therewith) up to Ten Million Dollars ($10,000,000) in any fiscal year (or such greater amount as may be agreed with the prior written consent of Bank); provided that, with respect to each such acquisition, each of the following conditions shall have been satisfied (or waived by Bank, acting in its commercially reasonable discretion):

(a)no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition and Bank has received evidence that Borrower is in compliance with all terms and conditions of this Agreement on a pro forma basis after giving effect to such acquisition,
(b)such acquired Person or assets shall be in a similar line of business as is conducted by Borrower as of the Effective Date (or a line of business reasonably related thereto),
(c)such acquisition shall not cause the focus or locations of Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of the United States,
(d)such acquisition shall not constitute a hostile acquisition,
(e)any Person acquired as a result of such acquisition shall become a secured Guarantor (or co-borrower) subject to the terms herein, within fifteen (15) Business Days of the consummation of such acquisition,
(f)in connection with such acquisition, neither Borrower nor any of its subsidiaries (including for this purpose, the target of the acquisition) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted hereunder;
(g)Borrower shall provide Bank with written notice of the proposed acquisition at least five (5) Business Days prior to the anticipated signing, commitment, or closing date of the proposed acquisition, whichever occurs first;

(a)Borrower shall provide to the Bank not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition;
(b)such acquisition has been approved by the board of directors (or other equivalent legally governing body) of the Person to be acquired,
(c)the entity or assets to be acquired in such acquisition shall not be subject to any Lien other (x) the first priority Liens granted in favor of Bank and (y) Permitted Liens;
(d)all transactions related to such acquisition shall be consummated in all material respects in accordance with applicable law; and
(e)Borrower shall provide to the Bank as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition.
Borrower shall provide to the Bank as soon as available but in any event not later than five (5) Business Days after the execution thereof a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such acquisition. Notwithstanding the foregoing and for the avoidance of doubt, in no event shall Borrower or any of its Subsidiaries assume any liabilities with respect to any acquisition, including without limitation, any Permitted Indebtedness, in excess of Fifteen Million Dollars ($15,000,000) in aggregate outstanding at any time for such Permitted Acquisitions.

“Permitted Call Spread Agreements” means (a) any call option transaction (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Borrower in connection with the issuance of Permitted Convertible Debt (such transaction, a “Bond Hedge Transaction”) and (b) any issued warrants to acquire common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (whether such warrant is settled in shares, cash or a combination thereof) issued by the Borrower in connection with the issuance of Permitted Convertible Debt and sold by Borrower substantially concurrently with any purchase by Borrower of a Bond Hedge Transaction and settled in (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined by the Board (or a committee thereof) in good faith, (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Borrower from the issuance of the related Permitted Convertible Indebtedness at the time of such purchase, and (iii) in the case of clause (b) above, such warrants would be classified as an equity instrument in accordance with GAAP.

“Permitted Convertible Debt” means any unsecured notes issued by the Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that such Indebtedness must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) to the issuance thereof, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled or otherwise required payments of principal prior to, or have a scheduled maturity date earlier than, the date that is ninety one (91) calendar days after the Term Loan Maturity Date and prior to that date, does not provide for or require any payments of principal or any other payments with the exception of semi-annual interest payments, obligations to settle conversions, redemption rights (which, for the avoidance of doubt, will be subject to Section 6.7)  and customary obligations to offer to repurchase the notes upon the occurrence of a “fundamental change”, (iii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of Borrower (or any of its Subsidiaries) (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision, (iv) the terms, conditions and covenants (other than pricing terms determined through a customary marketing process) of such Indebtedness must be customary for convertible Indebtedness of such type at the time of issuance (as determined by the Board, or a committee thereof, in good faith) and, (v) such Indebtedness is not guaranteed by any Subsidiary of the Borrower unless the Obligations are guaranteed by such Subsidiary on a secured basis. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principle amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

“Permitted Foreign Subsidiary Accounts” is defined in Section 5.9(a).
“Permitted Hedging Agreement” means any currency agreement, all rate swap transactions or other contract or arrangement designed solely to protect a Person against fluctuations in currency exchange rates and interest rate risk, and any confirmation executed in connection with any such agreement, contract, or arrangement, in each case, entered into by Borrower or any of its Subsidiaries solely to hedge or mitigate the risks of foreign exchange rate fluctuations and interest rate risk and not for any speculative or other purposes; provided that such agreement, contract or arrangement shall comply in all respects with the hedging policies or guidelines as are approved by the Board or as are approved by Bank (such approval not to be unreasonably withheld, delayed or conditioned); provided further, that all accrued and reasonably expected liabilities of Borrower or its Subsidiaries arising under Permitted Hedging Agreements shall not exceed One Million Dollars ($1,000,000) in the aggregate at any time. For the avoidance of doubt, no Permitted Call Spread Agreement shall constitute a Permitted Hedging Agreement.

“Permitted Indebtedness” is:
(a)Borrower’s Indebtedness to Bank under this Agreement, the other Loan Documents and under any other agreement with Bank;
(b)Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f)Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;
(g)other unsecured Indebtedness not otherwise permitted by Section 6.4 not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate outstanding at any time;
(f)Indebtedness with respect to credit cards maintained with American Express, not to exceed Five Hundred Thousand Dollars ($500,000) outstanding at any time;
(g)Permitted Hedging Agreements;

(h)intercompany Indebtedness by and among Borrower and its Subsidiaries (subject to “Permitted Investments” part (g)(i);
(i)Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Borrower and/or its Subsidiaries in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) outstanding at any time;
(j)advances or deposits received in the ordinary course of business from customers or vendors;
(k)Indebtedness in respect of netting services, overdraft protections, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees, and otherwise in connection with deposit accounts or cash management services and Indebtedness arising in connection with automated clearing house transfer of funds or the use of other payment processing services;
(l)Indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) outstanding at any time;
(m)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations arising in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate outstanding at any time;
(n)Unsecured Indebtedness in connection with Permitted Acquisitions, not to exceed Fifteen Million Dollars ($15,000,000) in aggregate outstanding at any time;
(o)Permitted Convertible Debt in aggregate principal amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) in principal amount at any time outstanding;
(p)Indebtedness of Borrower’s Subsidiaries in connection with the sale of Inventory by Borrower to its Subsidiaries in the ordinary course of business, which may from time to time be forgiven by Borrower;
(q)purchase price adjustments, indemnity payments and earn-out obligations in connection with any Permitted Acquisition (to the extent not in excess of the consideration limitations set forth in the definition thereof); and
(r)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (s) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investments” are:
(a)Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;
(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank, further provided that Bank hereby confirms approval of such investment policy delivered to Bank around the Effective Date;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;
(d)Investments consisting of deposit and securities accounts (but only to the extent that Borrower or its Subsidiaries is permitted to maintain such accounts pursuant to Section 5.9 of this Agreement) in which Bank has a first priority perfected security interest (only if and to the extent required pursuant to Section 5.9 of this Agreement);
(e)Investments accepted in connection with Transfers permitted by Section 6.1;
(f)Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transactions and Permitted Acquisitions permitted by Section 6.3 of this Agreement, which is otherwise a Permitted Investment;
(g)Investments by Borrower in Subsidiaries that are not borrowers hereunder (or Guarantors), not to exceed (i) (x) Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate in any fiscal year; and (y) Three Million Dollars ($3,000,000) in any fiscal quarter, plus (ii) the ongoing day-to-day operations of such Subsidiaries in the ordinary course of business, so long as such (part (ii)) Investments are (A) made on a cost-plus basis, or (B) otherwise in accordance with transfer pricing arrangements, or (C) are otherwise approved in advance in writing by Bank;
(s)Investments by Borrower in any other co-borrower under this Agreement or Guarantor;
(t)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;
(u)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(v)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary;
(w)Cash investments of up to One Million Dollars ($1,000,000) per fiscal year, plus non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;
(x)any Permitted Call Spread Agreements;
(y)Permitted Acquisitions;
(z)Investments not to exceed Five Million Dollars ($5,000,000) per fiscal year to fund the expansion of Borrower and/or its Subsidiaries in (i) Japan, and/or (ii) any other jurisdiction as may be agreed by Bank (in its commercially reasonable discretion) and Borrower; and
(aa)other Investments not otherwise enumerated in this defined term “Permitted Investments” not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate during any fiscal year.
“Permitted Liens” are:

(a)Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;
(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code;
(c)purchase money Liens and equipment liens (i) on Equipment or software acquired or held by Borrower incurred for financing the acquisition of the Equipment or software securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment or software when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment or software;
(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(ab)(i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (ii) licenses of Intellectual Property that could not reasonably be expected to result in a legal transfer of title of the licensed property that may be exclusive in respects of territory (as to discreet geographical areas inside and outside of the United States), and (iii) licenses existing on the Effective Date and disclosed on the Perfection Certificate;
(ac)customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Bank has a first priority perfected security interest in such account (if perfection is required pursuant to Section 5.9 of this Agreement), and (ii) such account is permitted to be maintained pursuant to Section 5.9 of this Agreement;
(ad)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections and 7.7;
(ae)deposits under real property leases that are made in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time;
(af)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(ag)other Liens (not otherwise enumerated in this defined term) not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time;
(ah)Liens in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations arising in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate outstanding at any time; and
(ai)Liens on cash and Cash Equivalents securing obligations under Permitted Hedging Agreements.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prepayment Fee” is a fee due upon prepayment (whether voluntary or otherwise) of the Term Loan Advance in full equal to (i) one and a half percent (1.50%) of the aggregate original principal amount of the Term Loan Advance made by Bank to Borrower hereunder, if such prepayment occurs within eighteen (18) months of the Third Amendment Effective Date, (ii) zero percent (0.00%) of the aggregate original principal amount of the Term Loan Advance made by Bank to Borrower hereunder if such prepayment occurs on or at any time after the date that is eighteen (18) months after the Third Amendment Effective Date but prior to the Term Loan Maturity Date.
“Prime Rate” is set forth on Schedule I hereto.
“Prime Rate Margin” is set forth on Schedule I hereto.
“Qualified Cash” means the amount of the Borrower and its Subsidiaries cash and Cash Equivalents held with Bank and/or Banks’ Affiliates and/or in accounts subject to a Control Agreement in favor of Bank;
“Quarterly Financial Statements” is defined in Section 5.3(c).
“Redemption Conditions” means, with respect to any redemption by the Borrower of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Event of Default shall exist or result therefrom, (b) both immediately before and after such redemption, Borrower’s Qualified Cash shall be no less than the amount required to prepay the outstanding Obligations in full at the time of such redemption, including all outstanding principal of the Term Loans, the accrued and unpaid interest thereon, and the Prepayment Fee (provided, however, for the avoidance of doubt no such prepayment is required at such time), and (c) both immediately before and after such redemption, Borrower’s Remaining Months Liquidity shall be no less than twelve (12).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Remaining Months Liquidity” means Qualified Cash divided by Adjusted EBITDA (measured on a trailing twelve (12) month basis).
“Representatives” is defined in Section 11.8.
“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, and Controller of Borrower.
“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any material Collateral.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.
“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.
“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank. For the avoidance of doubt, Permitted Convertible Debt shall not constitute Subordinated Debt.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Advance” is defined in Section 1.1(a) of this Agreement.
“Term Loan Amortization Date” is set forth on Schedule I hereto.
“Term Loan Availability Amount” is set forth on Schedule I hereto.
“Term Loan Maturity Date” is set forth on Schedule I hereto.
“Third Amendment Effective Date” means November 8, 2024.
“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.
“Transfer” is defined in Section 6.1.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER:
SI-BONE, INC.

By: _______________
Name: Anshul Maheshwari
Title: Chief Financial Officer

BANK:
SILICON VALLEY BANK

By: _______________________
Name: Matt Perry
Title: Managing Director

[Signature Page to Loan and Security Agreement]

SCHEDULE I
LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Term Loan – Availability	The initial Term Loan Advance must be in an amount equal to the initial Term Loan Availability Amount available on the Third Amendment Effective Date. After repayment, the Term Loan Advance (or any portion thereof) may not be reborrowed.
1.1(b) – Term Loan – Repayment
Commencing on the Term Loan Amortization Date, and continuing on each Payment Date thereafter until the Term Loan Advance is paid in full, Borrower shall repay the outstanding Term Loan Advance in (i) twenty-four (24) equal monthly installments of principal, which shall reduce to twelve (12) equal monthly installments of principal upon the occurrence of the Performance Milestone plus (ii) monthly payments of accrued interest in accordance with Section 1.2(a)(ii) at the rate set forth in Section 1.2(b)(ii).

1.2(a)(ii) – Interest Payments – Term Loan Advances	Interest on the outstanding principal amount of the Term Loan Advance is payable in arrears monthly (i) on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance, (ii) on the date of any prepayment of the Term Loan Advance, and (iii) on the Term Loan Maturity Date.
1.2(b)(ii) – Interest Rate – Term Loan Advances
The outstanding principal amount of the Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (A) four and one quarter of one percent (4.25%) and (B) the Prime Rate minus the applicable Prime Rate Margin, which interest shall be payable in accordance with Section 1.2(a)(ii).

1.2(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
12.2 – “Borrower”	“Borrower” means (i) SI-BONE, INC., a Delaware corporation.
12.2 – “Effective Date”	“Effective Date” is August 12, 2021.
12.2 – “Payment Date”	“Payment Date” is the first (1st) calendar day of each month.
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12.2 – “Prime Rate”
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is for Term Loan Advances, one half of one percent (0.50%).
12.2 – “Term Loan Amortization Date”	“Term Loan Amortization Date” is October 1, 2027; provided that upon the occurrence of the Performance Milestone, the Term Loan Amortization Date shall become October 1, 2028.
12.2 – “Term Loan Availability Amount”	“Term Loan Availability Amount” is Thirty-Six Million Dollars ($36,000,000).
12.2 – “Term Loan Maturity Date”	“Term Loan Maturity Date” is September 1, 2029.

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EXHIBIT A
COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY    Date:
FROM:    SI-BONE, INC.
Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (and except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies
Quarterly Financial Statements with Compliance Statement	Quarterly within 45 days and FYE within 90 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 Business Days after filing with SEC	Yes No N/A
Board approved projections	FYE within 30 days and within 30 days, as amended/updated, in each case as approved by the Board	Yes No
Have there been any material amendments to the Operating Documents of Borrower? If yes, provide copies of any such amendments or changes with this Compliance Statement	N/A	Yes No

    The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.
    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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SI-Bone, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:     _________________________

Verified: ________________________
authorized signer
Date:     _________________________

Compliance Status:    Yes No

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Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
I.Minimum Net Revenue (Section 5.10)

Required:    Commencing on June 30, 2025, Borrower shall achieve Net Revenue as required by Section 5.10 and set forth below (pursuant to the amendment(s) required under Section 5.10):

Measuring Period Ending	Minimum Net Revenue (measured on a trailing 6 month basis)
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]

Actual: $_____________

Is Borrower’s Net Revenue (measured on a trailing 6 month basis) greater than or equal to the required amount for the corresponding measuring period set forth in the chart above?

          No, not in compliance                          Yes, in compliance

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EXHIBIT B
LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for same day processing is Noon Pacific Time
fax to:    Date: _____________________

Loan Payment:
SI-BONE, INC.
From Account #________________________________    To Account ________________________________
(Deposit Account #)    (Loan Account #)
Principal $____________________________________    and/or Interest $_____________________________
Authorized Signature:        Phone Number:
Print Name/Title:

Loan Advance:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #________________________________    To Account #__________________________________________
(Loan Account #)                (Deposit Account #)
Amount of Term Loan Advance $___________________________
All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:
Authorized Signature:        Phone Number:
Print Name/Title:

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outgoing wire request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time
Beneficiary Name: ____________________________    Amount of Wire: $
Beneficiary Bank: _____________________________    Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:         Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:         Transit (ABA) #:
For Further Credit to:
Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).
Authorized Signature:        2nd Signature (if required):
Print Name/Title:        Print Name/Title:
Telephone #:        Telephone #:

EXHIBIT B

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and the borrower listed on Schedule I hereto (“Borrower”). The parties agree as follows:
1.LOAN AND TERMS OF PAYMENT
1.1    Term Loan Advance.
(a)Availability. Subject to the terms and conditions of this Agreement, on or about the ~~First~~Third Amendment Effective Date ~~or~~, Bank shall make one (1) term loan advance to Borrower in an original principal amount equal to the Term Loan Availability Amount (the “Term Loan Advance”) which shall be used to (i) refinance the Term Loan Advance (as defined in the Agreement prior to the ~~First~~Third Amendment Effective Date) outstanding as of the ~~First~~Third Amendment Effective Date, (ii) satisfy the Final Payment (as defined in the Agreement prior to the ~~First~~Third Amendment Effective Date), which is with respect to the Term Loan Advance (as defined in the Agreement prior to the ~~First~~Third Amendment Effective Date), and (iii) thereafter, used for working capital purposes. Bank and Borrower acknowledge and agree that prior to the ~~First~~Third Amendment Effective Date, the amount Borrower accrued and owed to Bank in connection with the Final Payment (as defined in the Agreement prior to the ~~First~~Third Amendment Effective Date) was ~~Two~~Seven Hundred ~~Seventy Four~~Twenty Thousand ~~Nine Hundred Ninety~~ Dollars ~~and 88/100~~ ($~~274,990.88~~720,000). After repayment (in whole or in part), the Term Loan Advance may not be reborrowed.
~~Additionally, at any time during the applicable draw period agreed to by Borrower and Bank, Borrower may request that Bank make additional term loan advances available to Borrower in an aggregate original principal amount of up to Fifteen Million Dollars ($15,000,000) (the “Uncommitted Accordion”). Bank, in its sole and absolute discretion, may grant or deny any such request from Borrower for a term loan advance under the Uncommitted Accordion. If, and only if, Bank, in its sole discretion, agrees to provide any additional term loan advance(s) to Borrower under the Uncommitted Accordion, each such term loan advance shall each be considered a “Term Loan Advance” hereunder and added to the definition thereof; provided that the terms of the making of any advance under the Uncommitted Accordion shall be outlined in an amendment to this Agreement to be entered into by the parties hereto.~~
(b)Repayment. Borrower shall repay the Term Loan Advance as set forth in Schedule I hereto. All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to such Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.
(c)Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advance, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan Advance at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, (B) the applicable Prepayment Fee, if any, and (C) ~~the Final Payment, and (D)~~ all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.
(d)Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, (ii) the applicable Prepayment Fee, if any, and (iii) ~~the Final Payment, and (iv)~~ all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.
~~1.1.A    Revolving Line.~~
~~(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances under the Revolving Line upon Borrower’s request not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be prepaid or repaid as set forth on Schedule I hereto.~~
~~(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, at which time the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable.~~
~~1.1.B    Overadvances. If, at any time, the sum of the aggregate outstanding principal amount of any Advances exceeds the lesser of (i) the Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, at Bank’s sole option, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus three percent (3.0%).~~
1.2    Payment of Interest on the Credit Extensions.
(a)Interest Payments.
~~(i) Advances. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto.~~
~~(ii)~~ Term Loan Advances. Interest on the outstanding principal amount of each Term Loan Advance is payable as set forth on Schedule I hereto.
(b)Interest Rate.
~~(i) Advances. Subject to Section 1.2(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto.~~
(i)~~(ii)~~ Term Loan ~~Advances~~Advance. Subject to Section 1.2(c), the outstanding principal amount of the Term Loan Advance shall accrue interest as set forth on Schedule I hereto.
(i)~~(iii)~~ All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.
(c)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is three percent (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”), unless Bank otherwise elects, in its sole discretion, to impose a lesser increase or no increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.2(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.
(e)Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
1.3    Fees and Expenses. Borrower shall pay to Bank:
(a)Prepayment Fee. The Prepayment Fee, if and when due hereunder, which shall be fully earned and non-refundable as of the applicable prepayment date; provided, however, if Borrower refinances the Term Loan Advance with another credit facility from Bank, Bank shall waive the Prepayment Fee;
(b)[Reserved]
~~(b) Final Payment. The Final Payment, when due hereunder, which shall be fully earned and non-refundable as of such date, provided however, for the avoidance of doubt, the Final Payment due under the terms of this original Agreement with respect to the original Term Loan Advances shall be pro-rated and accrued and payable only through the date such original Term Loan Advances are repaid on or around the First Amendment Effective Date, in accordance with Section 1.1(a);~~
~~(c) Revolving Line Commitment Fee. A fully earned, as of the First Amendment Effective Date, non-refundable commitment fee as set forth on Schedule I hereto; and~~
~~(d) Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000), which shall be fully earned and non-refundable as of such date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;~~
( c) ~~(e)~~Bank Expenses. All Bank Expenses incurred through and after the ~~First~~Third Amendment Effective Date, when due (or, if no stated due date, upon demand by Bank). Borrower has paid to Bank a good faith deposit of ~~Seventy-Five~~Thirty-Five Thousand Dollars ($~~75,000~~35,000) (the “Good Faith Deposit”), in connection with the ~~First~~Third Amendment, to initiate Bank’s due diligence review process. The Good Faith Deposit will be applied to Bank Expenses as of the Effective Date.
Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.3 pursuant to the terms of Section 1.4(c). Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.3.
1.4    Payments; Application of Payments; Debit of Accounts.
(a)All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Subject to the payment terms of this Agreement and Section 8.4, Bank has the exclusive right in its reasonable discretion to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(c)Bank may debit the Designated Deposit Account (or if insufficient funds are contained therein, or if an Event of Default has occurred and is continuing, any of Borrower’s other accounts at Bank), for principal and interest payments or any other amounts Borrower owes Bank when as and when due under this Agreement. These debits shall not constitute a set-off.
1.5    Change in Circumstances.
(a)Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, ~~the Revolving Line,~~ any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.
(c)Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.5 shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).
1.6    Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the commercially reasonable discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.6) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.6) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.6, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.
(e)Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or IRS Form W-8IMY is applicable, as well as any applicable supporting documentation or certifications. If a payment made to Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Bank shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Bank has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)Treatment of Certain Refunds. If Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.6 (including by the payment of additional amounts pursuant to this Section 1.6), it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of Bank, shall repay to Bank the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will Bank be required to pay any amount to Borrower pursuant to this paragraph (f) the payment of which would place Bank in a less favorable net after-Tax position than Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.
1.7    Procedures for Borrowing.

~~(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, accounts receivable aging reports, as Bank may reasonably request. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).~~
(a)~~(b)~~ Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain the Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Term Loan Advance. Such notice shall be made by electronic mail or by telephone and, together with any such notification, Borrower shall deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such reasonable belief or reliance. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request such Term Loan Advance (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).
(b)~~(c)~~ Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make ~~Advances and~~ Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such ~~Advances or~~ Term Loan Advances are necessary to meet Obligations which have become due.
2.    CONDITIONS OF CREDIT EXTENSIONS
2.1    Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:
(a)duly executed Loan Documents;
(b)a duly executed Control Agreement with U.S. Bank;
(c)the Operating Documents of Borrower and its Subsidiaries and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower is qualified to conduct business, in each case as of a date no earlier than thirty (30) days prior to the Effective Date;
(d)a certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions;
~~(e) a duly executed payoff letter from Solar Capital;~~
~~(f) evidence that (i) the Liens securing Indebtedness owed by Borrower to Solar Capital will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without~~

~~limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;~~
(e)    ~~(g)~~ certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(f)~~(h)~~ a duly executed Perfection Certificate of Borrower;
~~(i) a duly executed landlord’s consent in favor of Bank for Borrower’s leased location at 471 El Camino Real, Suite 101, Santa Clara, CA 95050;~~
~~(j) a legal opinion of Borrower’s counsel dated as of the Effective Date;~~
~~(k) with respect to initial Advance, a completed Borrowing Base Certificate;~~
~~(l) the completion of the Initial Audit with respect to the initial Advance;~~
(l)~~(m)~~ evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.8 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank; and
(m)~~(n)~~ payment of the fees and Bank Expenses then due as specified in Section 1.3 hereof.
2.2    Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.7;
(b)the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; and
(c)a Material Adverse Change shall not have occurred.
2.3    Covenant to Deliver.
(a)    Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.    CREATION OF SECURITY INTEREST
3.1    Grant of Security Interest.
(a)Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
(b)Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).
3.2    Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements covering the Collateral, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, in contravention of the terms of this Agreement shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral
3.3    Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, promptly terminate its security interest in the Collateral and all rights therein shall automatically revert to Borrower, and Bank shall, upon request from Borrower and at Borrower’s sole cost and expense, promptly deliver to Borrower written evidence of the termination of such liens and any other documents reasonably necessary to terminate such liens. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its commercially reasonable discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred and five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred and fifteen percent (115.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.
4.    REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants as follows:
4.1    Due Organization, Authorization; Power and Authority.
(a)Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(b)All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the ~~First~~Third Amendment Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).

(c)The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound, or applicable consents or waivers have been obtained. Neither Borrower nor any of its Subsidiaries are in default under any material agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations (taken as a whole).
4.2    Collateral.
(a)The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b)Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, to the extent that perfection is required pursuant to the terms of Section 5.9(c). The Accounts are bona fide, existing obligations of the Account Debtors.
(c)The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2 (other than laptops and other portable electronic items used in the ordinary course of business). None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2 (other than laptops and other portable electronic items used in the ordinary course of business).
(d)All Inventory is in all material respects of good and marketable quality, free from material defects.
(e)Borrower owns, or possesses the right to use to the extent reasonably necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business operations as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and no such asset, to the best knowledge of Borrower, conflicts with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(f)Except as noted on the Perfection Certificate (as updated from time to time in accordance with this Agreement) or for which notice has been given to Bank pursuant to and in accordance with Section 5.11(b), Borrower is not a party to, nor is it bound by, any Restricted License.
4.3    ~~Accounts Receivable~~Reserved.
~~(a) For each Account included in the most recent Borrowing Base Statement, on the date such related Advance is requested and made, such Account shall be an Eligible Account.~~

~~(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all Applicable Law. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Statement. To Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.~~
4.4    Litigation. Other than as set forth on the Perfection Certificate delivered around the ~~First~~Third Amendment Effective Date, and as disclosed to Bank pursuant to Section 5.3, there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries that could reasonably be expected to result in liability of more than, individually or in the aggregate, Seven Hundred Fifty Thousand Dollars ($750,000).
4.5    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the dates thereof and for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.
4.6    Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and Borrower and each of its Subsidiaries (taken as a whole) are able to pay their debts (including trade debts) as they mature.
4.7    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on Borrower’s business or operations.
4.8    Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.
4.9    Tax Returns and Payments; Pension Contributions.
(a)Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid, or submitted extensions for, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (i) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000). Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by Borrower or any of its Subsidiaries in excess of Fifty Thousand Dollars ($50,000) in the aggregate.
(b)Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
4.10    Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
4.11    Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, or, to Borrower’s knowledge, its directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions.
5.    AFFIRMATIVE COVENANTS
Borrower shall do all of the following:
5.1    Use of Proceeds. Cause the proceeds of the Credit Extensions to be used solely as follows: (~~a) for Credit Extensions that occur prior to the First Amendment Effective Date, (i) as working capital, (ii) to fund its general business purposes, or (iii) repayment and payoff of Solar Capital and not for personal, family, household or agricultural purposes, and (b) for Credit Extensions that occur on or after the First Amendment Effective Date, (~~x) as working capital, (y) to fund its general business purposes, or (z) repayment of all Obligations constituting Term Loan Advances (as defined in the Agreement prior to the ~~First~~Third Amendment Effective Date) outstanding immediately prior to the ~~First~~Third Amendment Effective Date.
5.2    Government Compliance.
(a)Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all material laws, ordinances and regulations to which it is subject.

(b)Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest in the Collateral to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank upon Bank’s request.
5.3    Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository:
~~(a) Borrowing Base Statement. Only when Advances are outstanding or are being requested by Borrower, a Borrowing Base Statement (and any schedules related thereto and including any other information reasonably requested by Bank with respect to Borrower’s Accounts) (i) no later than Friday of each week when a Streamline Period is not in effect, (ii) within thirty (30) days after the end of each month when a Streamline Period is in effect, and (iii) with each request for an Advance;~~
~~(b) Accounts Receivable Information. Only when Advances are outstanding or are being requested by Borrower, within thirty (30) days after the end of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and general ledger;~~
(a)~~(c)~~ Quarterly Financial Statements. No later than forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower’s fiscal year, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter in a form reasonably acceptable to Bank (the “Quarterly Financial Statements”); provided that year-end Quarterly Financial Statements shall be delivered no later than ninety (90) days after the last day of each fiscal year of Borrower;
(b)~~(d)~~ Compliance Statement. Within forty-five (45) days after the last day of each of the first three fiscal quarters of Borrower (and no later than ninety (90) days after the last day of each fiscal year of Borrower), together with the statements set forth in Section 5.3(c), a duly completed Compliance Statement, confirming that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, except as noted therein;
(c)~~(e)~~ Annual Operating Budget and Financial Projections. Within thirty (30) days after the end of each fiscal year of Borrower, and within thirty (30) days of any material updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then-current fiscal year of Borrower, and (ii) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any material related business forecasts for the subsequent two (2) fiscal years which were used in the preparation of such annual financial projections;
(d)~~(f)~~ Annual Audited Financial Statements. As soon as available, and in any event within one hundred and eighty (180) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(e)~~(g)~~ SEC Filings. In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within five (5) Business Days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address; provided, however, Borrower shall notify Bank in writing within five (5) Business Days (which may be by electronic mail) of the posting of any such documents;
(f)~~(h)~~ Security Holder and Subordinated Debt Holder Reports. Within five (5) Business Days of delivery, copies of all material statements, reports and notices made generally available to Borrower’s security holders or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);
(g)~~(i)~~ Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;
(h)~~(j)~~ Legal Action Notice. Prompt written notice upon becoming aware of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries (not otherwise already disclosed on the Perfection Certificate delivered around the ~~First~~Third Amendment Effective Date) that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Seven Hundred Fifty Thousand Dollars ($750,000) or more;
(i)~~(k)~~ Tort Claim Notice. If Borrower shall acquire a commercial tort claim with a value that could reasonably be expected to exceed Five Hundred Thousand Dollars ($500,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and, if so requested by Bank, grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;
(j)~~(l)~~ Government Filings. Within five (5) Business Days after the same are sent by Borrower or received by Borrower, copies of all material correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law, in each case that could reasonably be expected to have a material effect on any of the Governmental Approvals material to the business of Borrower;
(k)    ~~(m)~~ Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;
(l)    ~~(n)~~ Default. Prompt written notice of the occurrence of a Default or Event of Default; and
(m)~~(o)~~ Other Information. Promptly, from time to time, such other financial information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.
Any submission by Borrower of a Compliance Statement, or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement, or other financial statement, the information and calculations set forth therein are true and correct in all material respects, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, or other financial statement, as applicable, except as noted in such Compliance Statement or other financial statement, as applicable; (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
5.4    ~~Accounts Receivable~~Reserved.
~~(a) Schedules and Documents Relating to Accounts. Only when Advances are outstanding or are being requested by Borrower, Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 5.3(b), on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.~~
~~(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts that continue for more than thirty (30) days and are with respect to an amount in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate at such time. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) there shall not be an Overadvance after taking into account all such discounts, settlements and forgiveness.~~
~~(c) Collection of Accounts. Within sixty (60) days of the First Amendment Effective Date, Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 5.4(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred by Bank on a daily basis to Borrower’s operating account with Bank. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).~~
~~(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when a Default or an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 5.4(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.~~
~~(e) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount in accordance with Borrower’s customary business practices, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default,~~

~~Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.~~
~~(f) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.~~
~~(g) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.~~
5.5    ~~Remittance of Proceeds. Except as otherwise provided in Section 5.4(c) and Section 7.1, deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 5.4(c) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 8.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 5.5 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.~~Reserved.
5.6    Taxes; Pensions.
(a)Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, or file extensions for, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (deferred payment of any taxes contested pursuant to the terms of Section 4.9(a) hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
(b)To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes in excess of Fifty Thousand Dollars ($50,000), (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”
5.7    Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. ~~The Initial Audit shall be completed within ninety (90) days after the First Amendment Effective Date, and Borrower shall cooperate with Bank in order to timely complete same. Thereafter, (i) when Streamline Period is in effect, such~~Such inspections and audits shall be conducted no more often than once every twelve (12) months~~, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary and (ii) when Streamline Period is not in effect, such inspections and audits shall be~~

~~conducted no more often than once every six (6) months (or as frequently as Bank determines in its sole discretion that conditions warrant)~~, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
5.8    Insurance.
(a)Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank.
(b)All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(c)Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.
(d)At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section ~~5.8~~6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank twenty (20) days (or ten (10) days’ prior written notice in the event of cancellation due to non-payment of premium) prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 5.8 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.8, and take any action under the policies Bank deems prudent.
5.9    Accounts.
(a)Maintain ~~all of~~ Borrower’s , any of its Subsidiaries’, and any Guarantor’s primary banking relationship (including primary operating accounts) with Bank or Bank’s Affiliates such that consolidated account balances of Borrower and its Subsidiaries and Guarantors maintained with Bank or Bank’s Affiliates represent an amount equal to or greater than the greater of (i) fifty percent (50.0%) of the aggregate Dollar Equivalent value of all cash and Cash Equivalents of Borrower and its Subsidiaries and Guarantors, and (ii) the amount equal to one hundred and ten percent (110.0%) of the aggregate outstanding amount under the Term Loan (the minimum percentages set forth in clause (i) and (ii) of this Section 5.9(a) collectively referred to as the “Minimum Banking Requirements”); provided, however, and subject to the Minimum Banking Requirements, Borrower may maintain its other “primary” operating accounts with PNC Bank used in the ordinary course of Borrower’s business and subject, at all times, to a Control Agreement in favor of Bank. Additionally, and for the avoidance of doubt, so long as Borrower is in compliance with the Minimum Banking Requirements, Borrower may maintain other Collateral Accounts outside of Bank, subject at all times to the Control Agreement requirements set forth in Section 5.9(c) hereof. Notwithstanding the foregoing, (x) if the aggregate amount of unrestricted and unencumbered cash held by Borrower is less than one hundred and ten percent (110.0%) of the aggregate outstanding amount under the Term Loan, Borrower shall maintain all of its, any of its Subsidiaries’ and any Guarantor’s operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates~~, other than~~ other than de minimis amounts requisite to maintaining outside accounts in good standing, except that Borrower’s Foreign Subsidiaries may maintain accounts with third parties other than Bank, provided the aggregate value of such accounts is subject to the terms of Section 6.11 (collectively the “Permitted Foreign Subsidiary Accounts”).
(b)In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card, Letter of Credit, FX Contract, and cash management services exclusively from Bank, except (i) third party credit cards, as permitted in the defined term “Permitted Indebtedness” part (~~g~~h); (ii) Borrower’s Foreign Subsidiaries may maintain the foregoing bank services with third parties other than Bank, (iii) to the extent that Bank does not have such services in foreign locations, Borrower and its Subsidiaries may maintain the foregoing foreign banking services with third parties other than Bank, and (iv) Borrower may maintain and permit to exist online payment processors used in the ordinary course of business with third parties other than Bank.
(c)In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, and (ii) the Permitted Foreign Subsidiary Accounts.
5.10    Financial Covenant (Net Revenue). ~~When a Financial Covenant Measuring Period is in effect~~Commencing on June 30, 2025, Borrower shall achieve Net Revenue (measured in accordance with GAAP on a trailing six (6) month basis), tested quarterly on the last day of each calendar quarter, in an amount equal to or greater than the levels to be agreed upon between Borrower and Bank with respect to which Borrower hereby agrees: (i) shall be documented in an amendment to this Agreement, in form and substance acceptable to Bank, which amendment shall be executed no later than: (x) for the fiscal year ending on December 31, 2025, the earlier to occur of 1) the date when Borrower’s unrestricted cash and Cash Equivalent held with Bank and Bank’s Affiliates is equal to or falls below [***] Dollars, and 2) ~~May 31~~September 30, 2025, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to such date being an immediate and non-curable Event of Default hereunder; and (y) for the fiscal year ending on December 31, 2026 and any fiscal year after that, February 28th of each year beginning with February 28, 2026, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to February 28th of each year being an immediate and non-curable Event of Default hereunder; (ii) shall be based on Borrower’s projections delivered to Bank in accordance with Section 5.3(e) hereof and acceptable to Bank in its commercially reasonable discretion with such projections for Borrower’s 2025 fiscal year showing a year-over-year growth satisfactory to Bank in its sole discretion. Notwithstanding the foregoing, such Net Revenue covenant will not be tested for a certain calendar quarter if (1) Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates is equal to or greater than [***] Dollars, or (2) Borrower achieves Adjusted EBITDA (calculated on a trailing six (6) month basis) of equal to or greater than [***] Dollars.
5.11    Protection of Intellectual Property Rights.
(a)(i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations or that such Intellectual Property does not have material value; (ii) promptly advise Bank in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property that has material value; and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
(b)Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.
5.12    Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
5.13    Reserved.
5.14    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, at the time that Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its sole discretion), together with documentation, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary that constitute Collateral), (b) provide to Bank appropriate certificates and powers and financing statements, pledging (i) all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.14 shall be a Loan Document.
5.15    Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000) (measured as to any single return, recovery, dispute or claim, and not in the aggregate at such time).
5.16    Further Assurances. Execute any further instruments and take such further action as Bank reasonably requests to perfect, protect, ensure the priority of or continue Bank’s Lien on the Collateral or to affect the purposes of this Agreement.
5.17    Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.17. In addition, have implemented, and will consistently apply while this Agreement is in effect, reasonable procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.

~~5.18 Post-Closing Obligations.~~
~~(a) As soon as possible, but in any event not later than the date that is thirty (30) days after the First Amendment Effective Date, Borrower shall deliver to Bank evidence satisfactory to Bank that the insurance policies and endorsements required by Section 5.8 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank.~~
~~(b) As soon as possible, but in any event not later than the date that is five (5) days after the First Amendment Effective Date, Borrower shall deliver to Bank a duly executed Control Agreement with U.S. Bank.~~
6.    NEGATIVE COVENANTS
Borrower shall not do any of the following without Bank’s prior written consent:
6.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, including without limitation cash returns or refunds of customer payments; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, and other licenses permitted pursuant to part (h) of the defined Permitted Liens; (g) other Transfers not to exceed One Hundred Thousand Dollars ($100,000) in any twelve (12) month period; and (h) other Transfers in which Borrower will receive cash proceeds in an amount equal to no less than seventy-five percent (75%) of such other Transfer consideration (fixed or contingent) paid or payable to Borrower or its Subsidiary.
For the avoidance of doubt, none of (a) the sale of any Permitted Convertible Indebtedness, (b) the sale of any Warrant Transaction, (c) the purchase of any Bond Hedge Transaction or (d) the performance by Borrower of its obligations under any Permitted Convertible Indebtedness, any Warrant Transaction or any Bond Hedge Transaction (including the settlement or termination of any Bond Hedge Transaction or Warrant Transaction) shall constitute a Transfer.

6.2    Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve (unless such Subsidiary’s assets are transferred to Borrower); (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within seven (7) Business Days after such Key Person’s departure from Borrower; (d) permit, allow or suffer to occur any Change in Control; (e) without at least ten (10) days prior written notice to Bank, (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Thousand Dollars ($200,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Thousand Dollars ($200,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, or (f) without at least twenty (20) days prior written notice to Bank (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or, (iv) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Two Hundred Thousand Dollars ($200,000) of Borrower’s assets or property, then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Thousand Dollars ($200,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank. For the avoidance of doubt, no landlord or bailee waivers shall be required for or with respect to any foreign locations of Borrower or its Subsidiaries.
6.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), except (i) if (a) Borrower has complied with the notice requirements applicable to prepayments hereunder, and (b) prior to or contemporaneously with the closing of such transaction, all Obligations are paid in full in cash, and all of Bank’s obligations to lend to Borrower under this Agreement are terminated, and/or (iii) Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
6.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
6.5    Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, in each case as to the foregoing except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, other than Permitted Liens, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein.
6.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.9(c).
6.7    Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities, provided that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock or equity interests, (iii) repurchase the stock of former employees, officers, directors or consultants pursuant to stock repurchase agreements or termination of employment or service or repurchases pursuant to rights of first refusal in Borrower’s bylaws, so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase; provided the aggregate amount of all such repurchases shall not exceed Five Hundred Thousand Dollars ($500,000) per fiscal year, (iv) pay cash distributions in lieu of issuing fractional shares; provided the aggregate amount of all such payments shall not exceed Two Hundred Thousand Dollars ($200,000) per fiscal year , (v) distribute equity securities to former or current employees, officers, consultants or directors pursuant to the exercise of employee stock options approved by the Board, (vi) pay, in connection with any Permitted Acquisition by Borrower or any of its Subsidiaries, (A) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of stock or equity interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (B) payments or distributions to equity holders pursuant to appraisal rights required under requirements of law; (vii) the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan, and (viii) for the avoidance of doubt, Subsidiaries of Borrower shall be permitted to, directly or indirectly, pay dividends or make distributions to other Subsidiaries or to Borrower, or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.
Notwithstanding the foregoing, or anything to the contrary herein, and for the avoidance of doubt, this Section 6.7 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Debt, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that the preceding sentence shall only allow principal payments with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Borrower’s common stock if the Redemption Conditions are satisfied in respect of such redemption; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or redemption of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or redemption does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions constituting Permitted Call Spread Agreements relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction constituting a Permitted Call Spread Agreement relating to such Permitted Convertible Debt), the payment of such excess cash (any such payment, a “Cash Excess Payment”) shall not be permitted by this clause (i); and (ii) any required payment with respect to (including, for the avoidance of doubt, the payment of the relevant premium for the purchase thereof), or required early unwind or settlement of, any Permitted Call Spread Agreement, in each case, in accordance with the terms of the agreement governing such Permitted Call Spread Agreement; provided that, to the extent cash is required to be paid under a Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall not be permitted by this clause (ii). Notwithstanding the foregoing, the Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of the Borrower’s common stock and/or a different series of Permitted Convertible Debt (which series (I) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Debt that are so repurchased, exchanged or converted and (II) has terms, conditions and covenants that are commercially reasonable to the Borrower (as determined by the Borrower in good faith) (any such series of Permitted Convertible Debt, “Refinancing Convertible Debt”) and/or by payment of cash (x) in lieu of any fractional shares, (y) in respect of accrued and unpaid interest of such Permitted Convertible Debt and (z) additional cash in an amount that does not exceed the proceeds received by the Borrower from the substantially concurrent issuance of shares of the Borrower’s common stock and/or a Refinancing Convertible Debt plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Call Spread Agreements pursuant to the immediately following proviso; provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, the Borrower shall (and, for the avoidance of doubt, shall be permitted under this Section 7.7 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Agreements, if any, corresponding to such Permitted Convertible Debt that is so repurchased, exchanged or converted.

6.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) sales of Borrower’s equity securities to the then-existing investors of Borrower in connection with a bona fide equity financing by the Board so long as such sale shall not result in a violation of the Change of Control provision in Section 6.2, (c) debt financings from Borrower’s investors so long as all such Indebtedness shall constitute Subordinated Debt, (d) reasonable and customary compensation arrangements and benefit plans for officers, and other employees of Borrower approved by the Board, (e) reasonable and customary compensation arrangements for fees and costs paid to members of the Board in the ordinary course of business, and (f) Investments of the type described in and permitted under clauses (g) and/or (h) of the definition of “Permitted Investments” herein.
6.9    Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, or (c) provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank in contravention of the terms of such the subordination, intercreditor, or other similar agreement.
6.10    Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Borrower, including any material liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
6.11    Cash and Cash Equivalents held by Foreign Subsidiaries. The aggregate value of cash and Cash Equivalents held by all Foreign Subsidiaries of Borrower to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) for more than five (5) Business Days in each calendar month.
6.12    Value of Assets held by Foreign Subsidiaries. The aggregate value of the assets owned by the Foreign Subsidiaries of Borrower shall not exceed twenty percent (20%) of the aggregate value of all assets owned by the Borrower and its Subsidiaries.
6.13    Redemption of Permitted Convertible Debt. Exercise any redemption right with respect to any Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Borrower’s common stock, unless the Redemption Conditions are satisfied in respect of such redemption.
7.     EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the ~~Revolving Line Maturity Date or~~ Term Loan Maturity Date), in each unless such late payment is due to Bank’s failure to auto-debit such payment when sufficient funds were contained in the Designated Deposit Account (or if insufficient funds are contained therein, or if an Event of Default has occurred and is continuing, any of Borrower’s other accounts at Bank). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
7.2 Covenant Default.
(a)Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.12 (Litigation Cooperation), 5.15 (Inventory; Returns) and 5.16 (Further Assurances)) or violates any covenant in Section 6; or
(b)Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;
7.3    Material Adverse Change. A Material Adverse Change occurs;
7.4    Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any Subsidiary with a value in excess of Two Hundred Thousand Dollars ($200,000), or (ii) a notice of lien or levy in an amount in excess of Two Hundred Thousand Dollars ($200,000), is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any fifteen (15) day cure period; or
(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets with a value in excess of Two Hundred Thousand Dollars ($200,000), is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;
7.5    Insolvency. (a) Borrower or Borrower and of its Subsidiaries (taken as a whole) is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
7.6    Other Agreements. There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, (a) any default by Borrower (after applicable grace and/or cure periods) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor the result of which could reasonably be expected to have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries’, or any Guarantor’s business or operations (taken as a whole)
7.7    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000)(not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied or paid, or after execution thereof, or stayed pending appeal, or such judgments are not discharged, satisfied or paid prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, satisfaction, payment, or stay of such fine, penalty, judgment, order or decree);
7.8    Misrepresentations. Borrower or any of its Subsidiaries or any Responsible Person acting for Borrower or any of its Subsidiaries knowingly makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);
7.9    Subordinated Debt. If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than in accordance with the terms of such document, instrument or agreement) or any Person (other than Bank)) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by the applicable subordination or intercreditor agreement;
7.10    Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral (unless such failure is caused by Bank’s gross negligence or willful misconduct);
7.11    Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (except due to termination in accordance with the terms of such guaranty); (b) any Guarantor does not perform any material obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 of this Agreement occurs with respect to any Guarantor (subject to the applicable cure and grace periods herein), (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e)a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral ; or
7.12    Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) materially and adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to materially and adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction that is material to the operation of Borrower’s business.
8.    BANK’S RIGHTS AND REMEDIES
8.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:
(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);
(b)stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
(c)demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred and five percent (105.0%) of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred and fifteen percent (115.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach);
(e)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;
(f)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
(g)apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;
(h)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
(i)place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j)demand and receive possession of Borrower’s Books; and
(k)exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).
8.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable only following the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (b) regardless of whether an Event of Default has occurred, to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of

Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity obligations) have been paid in full in cash, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.
8.3    Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.8 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
8.4    Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. Following the occurrence and during the continuation of an Event of Default, if Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
8.5    Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.6    No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.7    Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
9.    NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.
If to Borrower:    SI-Bone, Inc.
    471 El Camino Real, Suite 101
    Santa Clara, CA 95050
    Attn: Laura Francis, CEO; and
    Anshul Maheshwari, CFO
    Email: lfrancis@si-bone.com; and
    Anshul.Maheshwari@si-bone.com
with a copy to (which shall not constitute notice):
    Cooley LLP
    ~~55 Hudson Yards~~3175 Hanover Street
    ~~New York, New York, 10001-2157~~Palo Alto, CA 94304
    Attn: ~~Patrick Flanagan~~Matthew Hemington
    Email: ~~pflanagan~~mhemington@cooley.com

If to Bank:    Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
    505 Howard Street, Floor 3
    San Francisco, CA 94105
    Attn: Mark Davis
    Email: mdavis@svb.com
with a copy to (which shall not constitute notice):
    DLA Piper LLP (US)
    ~~401 B Street,~~4365 Executive Drive Suite ~~1700~~1100
    San Diego~~,~~  California ~~92101~~92121-2133

    Attn: ~~Matt Schwartz~~Parker Zangoei, Esq.
    Email: ~~matt.schwartz@us.dlapiper.com~~parker.zangoei@us.dlapiper.com

10.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE
Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION UNDER THIS AGREEMENT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.
11.    GENERAL PROVISIONS
11.1    Termination Prior to ~~Revolving Line Maturity Date or~~ Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.1 of this Agreement), this Agreement may be terminated prior to the ~~Revolving Line Maturity Date and the~~ Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.
11.2    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, or anything to the contrary herein, so long as no Event of Default shall have occurred and is continuing, Bank shall not assign its interest in the Loan Documents to any Person who is (a) a competitor of Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company, or (b) a vulture fund or distressed debt fund.
11.3    Indemnification.
(a)General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor.
(b)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
11.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
11.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
11.6    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
11.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
11.8    Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”), provided that such Bank Entities are subject to the same confidentiality provisions herein; (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, Bank shall use obtain any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision or substantially similar terms); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from Borrower and its agents regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
11.9    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
11.10    Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
11.11    Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.
11.12    Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.13    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
11.14    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.15    Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.
12.    ACCOUNTING TERMS AND OTHER DEFINITIONS
12.1Accounting and Other Terms.
(a)Accounting terms not defined in this Agreement shall be construed following GAAP, except for non-compliance with FAS 123R with respect to monthly financial statements. Calculations and determinations must be made following GAAP (except for (a) non-compliance with FAS 123R with respect to monthly financial statement), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(b)As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
12.2Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Adjusted EBITDA” shall mean, for Borrower and its Subsidiaries, with respect to any period, the sum of  (a) Net Income, plus (b) to the extent deducted or added to the calculation of Net Income, (i) Interest income,

Interest Expenses, (ii) depreciation expense and amortization expense, (iii) income tax expense, (iv) non-cash stock compensation, and (v) any other one-time restructuring or non-cash charges.
~~“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) the sum of (i) Current Liabilities minus (ii) the current portion of Deferred Revenue.~~
“Administrator” is an individual that is named:
(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and
(b)     as an Authorized Signer of Borrower in an approval by the Board.
~~“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.~~
“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” is defined in the preamble hereof.
“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.
~~“Availability Amount” is the lesser of (a) the Revolving Line or (b) the Borrowing Base, minus the sum of all outstanding principal amounts of any Advances.~~
“Bank” is defined in the preamble hereof.
“Bank Entities” is defined in Section 11.8.
“Bank Expenses” are all reasonable audit fees, costs and reasonable expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.
“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).
“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” is Borrower’s board of directors or equivalent governing body.
“Borrower” is set forth on Schedule I hereto.
“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
 ~~“Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Statement; provided, however, that Bank has the right to decrease the foregoing percentages in its commercially reasonable discretion to mitigate the impact of events, conditions, contingencies, or risks which would reasonably be expected to adversely affect the Collateral or its value, following thirty (30) days prior written notice to Borrower.~~
~~“Borrowing Base Statement” is that certain statement of the value of certain Collateral in the form specified by Bank to Borrower from time to time.~~
“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the applicable resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.
“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close, except that if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall be a FX Business Day.
~~“Cash Collateral Account” is defined in Section 5.4(c).~~
“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; (d) long-term securities having a rating minimum of A-/A3 from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (e) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens and except dissolutions or transfers permitted pursuant to Sections 6.2 and 6.3 of this Agreement).
“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Claims” is defined in Section 11.3.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:
(a)(i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
(b)Notwithstanding the foregoing, the Collateral does not include any of the following (now existing or hereafter arising, owned or created):
(i)    any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; and
(ii)     any interest of Borrower as a lessee or sublessee under a real property lease or an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank.
(c)Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property in contravention of the terms of such pledge agreement without Bank’s prior written consent.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business or any Permitted Call Spread Agreement(s). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Credit Extension” is any ~~Advance, Overadvance,~~ Letter of Credit, FX Contract, amount utilized for cash management services, Term Loan Advance, or any other extension of credit under the Loan Documents by Bank for Borrower’s benefit.
“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

~~“Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus (b) without duplication of (a) the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year (including, for the avoidance of doubt, all Obligations of Borrower to Bank under the Term Loan Advances that mature within one year and Revolving Advances that mature within one year).~~
“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.
“Default Rate” is defined in Section 1.2(c).
~~“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.~~
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Designated Deposit Account” is the deposit account with account number xxx-xxxx-9905, established by Borrower with Bank for purposes of receiving Credit Extensions.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.
“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Effective Date” is set forth on Schedule I hereto.
 ~~“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 4.3, that have been, at the option of Bank, confirmed in accordance with Section 5.4(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its commercially reasonable discretion. Bank reserves the right, at any time after the First Amendment Effective Date, in its commercially reasonable discretion in each instance, to adjust any of the criteria set forth below and to establish new criteria, following thirty (30) days prior written notice to Borrower. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:~~
~~(a) Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;~~
~~(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;~~
~~(c) Accounts with credit balances over ninety (90) days from invoice date, to the extent of such credit balances;~~

~~(d) Accounts owing from an Account Debtor that exceed Two Hundred Fifty Thousand Dollars ($250,000) if fifty percent (50.0%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;~~
~~(e) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii) such Accounts are otherwise approved by Bank in writing, provided, however, that Bank hereby approves the Accounts relating to Device Technologies Belrose which is located in Australia;~~
~~(f) Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts);~~
~~(g) Accounts in which Bank does not have a first priority, perfected security interest under all Applicable Law, other than Device Technologies Belrose which is located in Australia (solely relative to any failure to obtain a first priority, perfected security interest in any foreign jurisdiction, including Australia);~~
~~(h) Accounts billed and/or payable in a Currency other than Dollars;~~
~~(i) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), but only to the extent of such Indebtedness or obligations;~~
~~(j) Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing, but only to the extent of such credits;~~
~~(k) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;~~
~~(l) Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment;~~
~~(m) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;~~
~~(n) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);~~
~~(o) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);~~
~~(p) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);~~
~~(q) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;~~
~~(r) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement~~

~~acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);~~
~~(s) Accounts for which the Account Debtor has not been invoiced;~~
~~(t) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;~~
~~(u) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date);~~
~~(v) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;~~
~~(w) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);~~
~~(x) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;~~
~~(y) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, only for the amounts that exceed that percentage, unless Bank approves in writing; and~~
~~(z) Accounts for which Bank in its sole discretion determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.~~
“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).
“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
“Event of Default” is defined in Section 7.
“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.6, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.6(e) and/or any reporting and delivery requirements, and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
~~“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the repayment of the Term Loan Advance in full, (c) as required pursuant to Section 1.1(c) or 1.1(d), or (d) the termination of this Agreement, in an amount equal to the original aggregate principle amount of the Term Loan Advance extended by Bank to Borrower multiplied by two percent (2.0%).~~
~~“Financial Covenant Measuring Period” is any period of time (a) commencing on the later to occur of (i) the date on which the aggregate value of the Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates falls below [***] Dollars, and (ii) January 1, 2025 and (b) terminating on the date on which Borrower has achieved two (2) consecutive quarters of Adjusted EBITDA greater than [***] Dollars. After the termination of a Financial Covenant Measuring Period, if both (X) Borrower’s Adjusted EBITDA is equal to or less than [***] Dollars any such fiscal quarter and (Y) the aggregate value of the Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates is less than [***] Dollars, then a new Financial Covenant Measuring Period shall start and shall not terminate until Borrower again achieves Adjusted EBITDA Balance greater than [***] Dollars for two (2) new consecutive quarters.~~
“Financial Statement Repository” is L43f1c@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.
“First Amendment Effective Date” means January 6, 2023.
“Foreign Currency” is the lawful money of a country other than the United States.
“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof or the District of Columbia.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.
“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.
“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments).

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Good Faith Deposit” is defined in Section 1.3.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” is any Person providing a Guaranty in favor of Bank with respect to the Obligations.
“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit, provided, however, that in no event shall obligations under any Permitted Call Spread Agreement constitute Indebtedness.
“Indemnified Person” is defined in Section 11.3.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Information” is defined in Section 11.8.
~~“Initial Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Bank in its sole discretion.~~
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.
“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following, whether now owned or hereafter acquired or created:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c)licenses any and all source code;

(d)any and all design rights which may be available to such Person;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.
“Key Person” is each of Borrower’s (i) Chief Executive Officer, and (ii) Chief Financial Officer, as of the Effective Date.
“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.
“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.
“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations when such Obligations are due.
“Minimum Banking Requirements” is defined in Section 5.9(a).
“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Net Revenue” means, for any period as of any date of determination, Borrower’s net revenue calculated in accordance with GAAP.
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the ~~Termination Fee (if applicable), the Revolving Line Commitment Fee, the~~ Prepayment Fee (if applicable), the Final Payment (if applicable), and other amounts Borrower owes Bank now or later, whether under this Agreement, or the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (but in all cases excluding any equity interests of Bank and/or its Affiliates in Borrower).
“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the ~~First~~Third Amendment Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
~~“Overadvance” is defined in Section 1.1.B.~~
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.
“Payment Date” is set forth on Schedule I hereto.
“Perfection Certificate” is the updated Perfection Certificate delivered by Borrower on or around the ~~First~~Third Amendment Effective Date in connection with this Agreement.
“Performance Milestone” means Borrower’s delivery to Bank of evidence reasonably satisfactory to Bank in its commercially reasonable discretion, confirming that Borrower has achieved Adjusted EBITDA of at least [***] Dollars for the trailing six (6) month period ending on June 30, 2027.
“Permitted Acquisition” or “Permitted Acquisitions” means an acquisition by Borrower or any Subsidiary of any Intellectual Property or all or substantially all of the assets of, all of the ownership interests in, or a business line, product line (including rights in respect of any medical device) or unit or division of another Person (including any foreign corporations) for cash consideration (including any purchase price adjustments, indemnity payments and earn-out obligations in connection therewith) up to Ten Million Dollars ($10,000,000) in any fiscal year (or such greater amount as may be agreed with the prior written consent of Bank); provided that, with respect to each such acquisition, each of the following conditions shall have been satisfied (or waived by Bank, acting in its commercially reasonable discretion):

(a)no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition and Bank has received evidence that Borrower is in compliance with all terms and conditions of this Agreement on a pro forma basis after giving effect to such acquisition,
(b)such acquired Person or assets shall be in a similar line of business as is conducted by Borrower as of the Effective Date (or a line of business reasonably related thereto),
(c)such acquisition shall not cause the focus or locations of Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of the United States,
(d)such acquisition shall not constitute a hostile acquisition,
(e)any Person acquired as a result of such acquisition shall become a secured Guarantor (or co-borrower) subject to the terms herein, within fifteen (15) Business Days of the consummation of such acquisition,
(f)in connection with such acquisition, neither Borrower nor any of its subsidiaries (including for this purpose, the target of the acquisition) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted hereunder;
(g)Borrower shall provide Bank with written notice of the proposed acquisition at least five (5) Business Days prior to the anticipated signing, commitment, or closing date of the proposed acquisition, whichever occurs first;
(h)Borrower shall provide to the Bank not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition;
(i)such acquisition has been approved by the board of directors (or other equivalent legally governing body) of the Person to be acquired,
(j)the entity or assets to be acquired in such acquisition shall not be subject to any Lien other (x) the first priority Liens granted in favor of Bank and (y) Permitted Liens;
(k)all transactions related to such acquisition shall be consummated in all material respects in accordance with applicable law; and
(l)Borrower shall provide to the Bank as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition.
Borrower shall provide to the Bank as soon as available but in any event not later than five (5) Business Days after the execution thereof a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such acquisition. Notwithstanding the foregoing and for the avoidance of doubt, in no event shall Borrower or any of its Subsidiaries assume any liabilities with respect to any acquisition, including without limitation, any Permitted Indebtedness, in excess of Fifteen Million Dollars ($15,000,000) in aggregate outstanding at any time for such Permitted Acquisitions.

“Permitted Call Spread Agreements” means (a) any call option transaction (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Borrower in connection with the issuance of Permitted Convertible Debt (such transaction, a “Bond Hedge Transaction”) and (b) any issued warrants to acquire common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (whether such warrant is settled in shares, cash or a combination thereof) issued by the Borrower in connection with the issuance of Permitted Convertible Debt and sold by Borrower substantially concurrently with any purchase by Borrower of a Bond Hedge Transaction and settled in (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined by the Board (or a committee thereof) in good faith, (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Borrower from the issuance of the related Permitted Convertible Indebtedness at the time of such purchase, and (iii) in the case of clause (b) above, such warrants would be classified as an equity instrument in accordance with GAAP.

“Permitted Convertible Debt” means any unsecured notes issued by the Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that such Indebtedness must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) to the issuance thereof, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled or otherwise required payments of principal prior to, or have a scheduled maturity date earlier than, the date that is ninety one (91) calendar days after the Term Loan Maturity Date and prior to that date, does not provide for or require any payments of principal or any other payments with the exception of semi-annual interest payments, obligations to settle conversions, redemption rights (which, for the avoidance of doubt, will be subject to Section 6.7)  and customary obligations to offer to repurchase the notes upon the occurrence of a “fundamental change”, (iii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of Borrower (or any of its Subsidiaries) (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision, (iv) the terms, conditions and covenants (other than pricing terms determined through a customary marketing process) of such Indebtedness must be customary for convertible Indebtedness of such type at the time of issuance (as determined by the Board, or a committee thereof, in good faith) and, (v) such Indebtedness is not guaranteed by any Subsidiary of the Borrower unless the Obligations are guaranteed by such Subsidiary on a secured basis. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principle amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

“Permitted Foreign Subsidiary Accounts” is defined in Section 5.9(a).
“Permitted Hedging Agreement” means any currency agreement, all rate swap transactions or other contract or arrangement designed solely to protect a Person against fluctuations in currency exchange rates and interest rate risk, and any confirmation executed in connection with any such agreement, contract, or arrangement, in each case, entered into by Borrower or any of its Subsidiaries solely to hedge or mitigate the risks of foreign exchange rate fluctuations and interest rate risk and not for any speculative or other purposes; provided that such agreement, contract or arrangement shall comply in all respects with the hedging policies or guidelines as are approved by the Board or as are approved by Bank (such approval not to be unreasonably withheld, delayed or conditioned); provided further, that all accrued and reasonably expected liabilities of Borrower or its Subsidiaries arising under Permitted Hedging Agreements shall not exceed One Million Dollars ($1,000,000) in the aggregate at any time. For the avoidance of doubt, no Permitted Call Spread Agreement shall constitute a Permitted Hedging Agreement.

“Permitted Indebtedness” is:
(a)Borrower’s Indebtedness to Bank under this Agreement, the other Loan Documents and under any other agreement with Bank;
(b)Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f)Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;
(g)other unsecured Indebtedness not otherwise permitted by Section 6.4 not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate outstanding at any time;
(h)Indebtedness with respect to credit cards maintained with American Express, not to exceed Five Hundred Thousand Dollars ($500,000) outstanding at any time;
(i)Permitted Hedging Agreements;
(j)intercompany Indebtedness by and among Borrower and its Subsidiaries (subject to “Permitted Investments” part (g)(i);
(k)Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Borrower and/or its Subsidiaries in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) outstanding at any time;
(l)advances or deposits received in the ordinary course of business from customers or vendors;
(m)Indebtedness in respect of netting services, overdraft protections, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees, and otherwise in connection with deposit accounts or cash management services and Indebtedness arising in connection with automated clearing house transfer of funds or the use of other payment processing services;
(n)Indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) outstanding at any time;
(o)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations arising in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate outstanding at any time;
(p)Unsecured Indebtedness in connection with Permitted Acquisitions, not to exceed Fifteen Million Dollars ($15,000,000) in aggregate outstanding at any time;

(q)Permitted Convertible Debt in aggregate principal amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) in principal amount at any time outstanding;
(r)Indebtedness of Borrower’s Subsidiaries in connection with the sale of Inventory by Borrower to its Subsidiaries in the ordinary course of business, which may from time to time be forgiven by Borrower;
(s)purchase price adjustments, indemnity payments and earn-out obligations in connection with any Permitted Acquisition (to the extent not in excess of the consideration limitations set forth in the definition thereof); and
(t)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (s) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investments” are:
(a)        Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;
(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank, further provided that Bank hereby confirms approval of such investment policy delivered to Bank around the Effective Date;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;
(d)Investments consisting of deposit and securities accounts (but only to the extent that Borrower or its Subsidiaries is permitted to maintain such accounts pursuant to Section 5.9 of this Agreement) in which Bank has a first priority perfected security interest (only if and to the extent required pursuant to Section 5.9 of this Agreement);
(e)Investments accepted in connection with Transfers permitted by Section 6.1;
(f)Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transactions and Permitted Acquisitions permitted by Section 6.3 of this Agreement, which is otherwise a Permitted Investment;
(g)Investments by Borrower in Subsidiaries that are not borrowers hereunder (or Guarantors), not to exceed (i) (x) Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate in any fiscal year; and (y) Three Million Dollars ($3,000,000) in any fiscal quarter, plus (ii) the ongoing day-to-day operations of such Subsidiaries in the ordinary course of business, so long as such (part (ii)) Investments are (A) made on a cost-plus basis, or (B) otherwise in accordance with transfer pricing arrangements, or (C) are otherwise approved in advance in writing by Bank;
(h)Investments by Borrower in any other co-borrower under this Agreement or Guarantor;
(i)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(j)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(k)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary;
(l)Cash investments of up to One Million Dollars ($1,000,000) per fiscal year, plus non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;
(m)any Permitted Call Spread Agreements;
(n)Permitted Acquisitions;
(o)Investments not to exceed Five Million Dollars ($5,000,000) per fiscal year to fund the expansion of Borrower and/or its Subsidiaries in (i) Japan, and/or (ii) any other jurisdiction as may be agreed by Bank (in its commercially reasonable discretion) and Borrower; and
(p)other Investments not otherwise enumerated in this defined term “Permitted Investments” not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate during any fiscal year.
“Permitted Liens” are:
(a)Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;
(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code;
(c)purchase money Liens and equipment liens (i) on Equipment or software acquired or held by Borrower incurred for financing the acquisition of the Equipment or software securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding, or (ii) existing on Equipment or software when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment or software;
(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(h)(i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (ii) licenses of Intellectual Property that could not reasonably be expected to result in a legal transfer of title of the licensed property that may be exclusive in respects of territory (as to discreet geographical areas inside and outside of the United States), and (iii) licenses existing on the Effective Date and disclosed on the Perfection Certificate;
(i)customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Bank has a first priority perfected security interest in such account (if perfection is required pursuant to Section 5.9 of this Agreement), and (ii) such account is permitted to be maintained pursuant to Section 5.9 of this Agreement;
(j)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections and 7.7;
(k)deposits under real property leases that are made in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time;
(l)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(m)other Liens (not otherwise enumerated in this defined term) not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time;
(n)Liens in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations arising in the ordinary course of business not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate outstanding at any time; and
(o)Liens on cash and Cash Equivalents securing obligations under Permitted Hedging Agreements.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prepayment Fee” is a fee due upon prepayment (whether voluntary or otherwise) of the Term Loan Advance in full equal to (i) one and a half percent (1.50%) of the aggregate original principal amount of the Term Loan Advance made by Bank to Borrower hereunder, if such prepayment occurs within eighteen (18) months of the Third Amendment Effective Date, (ii) zero percent (0.00%) of the aggregate original principal amount of the Term Loan Advance made by Bank to Borrower hereunder if such prepayment occurs on or at any time after the date that is eighteen (18) months after the Third Amendment Effective Date but prior to the Term Loan Maturity Date ~~equal to two percent (2.00%) of the aggregate l principal amount of the Term Loan Advance being prepaid on such date, provided, however, that no such Prepayment Fee is accrued or payable to Bank, and such Prepayment Fee is waived by Bank (i) with respect to the Term Loan Advance (as defined in the Agreement prior to the First Amendment Effective Date) prepaid on or around the First Amendment Effective Date, and (ii) if any such prepaid Term Loan Advance is refinanced through a new credit facility provided by Bank.~~.
“Prime Rate” is set forth on Schedule I hereto.

“Prime Rate Margin” is set forth on Schedule I hereto.
“Qualified Cash” means the amount of the Borrower and its Subsidiaries cash and Cash Equivalents held with Bank and/or Banks’ Affiliates and/or in accounts subject to a Control Agreement in favor of Bank;
“Quarterly Financial Statements” is defined in Section 5.3(c).
~~“Quick Assets” is, on any date, Borrower’s unrestricted and unencumbered cash and Cash Equivalents, including, for the avoidance of doubt, balances in the Cash Collateral Account, and Eligible Accounts.~~
“Redemption Conditions” means, with respect to any redemption by the Borrower of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Event of Default shall exist or result therefrom, (b) both immediately before and after such redemption, Borrower’s Qualified Cash shall be no less than the amount required to prepay the outstanding Obligations in full at the time of such redemption, including all outstanding principal of the Term Loans, the accrued and unpaid interest thereon, ~~the Final Payment,~~ and the Prepayment Fee (provided, however, for the avoidance of doubt no such prepayment is required at such time), and (c) both immediately before and after such redemption, Borrower’s Remaining Months Liquidity shall be no less than twelve (12).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Remaining Months Liquidity” means Qualified Cash divided by Adjusted EBITDA (measured on a trailing twelve (12) month basis).
“Representatives” is defined in Section 11.8.
~~“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its commercially reasonable discretion, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its commercially reasonable discretion, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in its commercially reasonable discretion constitutes a Default or an Event of Default.~~
“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, and Controller of Borrower.
“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any material Collateral.
~~“Revolving Line” is set forth on Schedule I hereto.~~
~~“Revolving Line Maturity Date” is set forth on Schedule I hereto.~~
“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.
“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.
“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
~~“Streamline Balance” is defined in the definition of Streamline Period.~~
 ~~“Streamline Period” is, on and after the First Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower has, for the immediately preceding month, measured at month-end (only when Advances are outstanding or are being requested by Borrower), as determined by Bank in its commercially reasonable discretion, an Adjusted Quick Ratio in an amount as of such measurement date of greater than or equal to 1.50 to 1.00 (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first month-end measured thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its commercially reasonable discretion. Upon the termination of a Streamline Period, Borrower shall maintain the Streamline Balance each month end for one (1) fiscal quarter, as determined by Bank in its commercially reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first (1st) day of the monthly period following the date Bank determines, in its commercially reasonable discretion, that the Streamline Balance has been achieved.~~
“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank. For the avoidance of doubt, Permitted Convertible Debt shall not constitute Subordinated Debt.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Advance” is defined in Section 1.1(a) of this Agreement.
“Term Loan Amortization Date” is set forth on Schedule I hereto.
“Term Loan Availability Amount” is set forth on Schedule I hereto.

“Term Loan Maturity Date” is set forth on Schedule I hereto.
“Third Amendment Effective Date” means November 8, 2024.
~~“Termination Fee” is defined in Section 1.3(c).~~
~~“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, but excluding all Subordinated Debt.~~
“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.
“Transfer” is defined in Section 6.1.
~~“Uncommitted Accordion” is defined in Section 1.1(a) of this Agreement.~~
“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER:
SI-BONE, INC.

By: __________________
Name: Anshul Maheshwari
Title: Chief Financial Officer

BANK:
SILICON VALLEY BANK

By: __________________________
Name: ~~Mark Davis~~Matt Perry
Title: ~~Vice President~~Managing Director

SCHEDULE I
LSA PROVISIONS

LSA Section	LSA Provision
~~1.1A(a) – Revolving Line - Availability~~	~~Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein, without penalty or premium.~~
1.1(a) – Term Loan – Availability
The initial Term Loan Advance must be in an amount equal to the initial Term Loan Availability Amount available on the ~~First~~Third Amendment Effective Date ~~(excluding the Uncommitted Accordion, for the avoidance of doubt)~~. After repayment, the Term Loan Advance (or any portion thereof) may not be reborrowed.

1.1(b) – Term Loan – Repayment
Commencing on the Term Loan Amortization Date, and continuing on each Payment Date thereafter until the Term Loan Advance is paid in full, Borrower shall repay the outstanding Term Loan Advance in (i) ~~thirty~~twenty-four (~~30~~24) equal monthly installments of principal, which shall reduce to twelve (12) equal monthly installments of principal upon the occurrence of the Performance Milestone plus (ii) monthly payments of accrued interest in accordance with Section 1.2(a)(ii) at the rate set forth in Section 1.2(b)(ii).

~~1.2(a)(i) – Interest Payments - Advances~~	~~Interest on the outstanding principal amount of each Advance is payable in arrears monthly (A) on each Payment Date, (B) on the date of any prepayment and (C) on the Revolving Line Maturity Date.~~
1.2(a)(ii) – Interest Payments – Term Loan Advances	Interest on the outstanding principal amount of the Term Loan Advance is payable in arrears monthly (i) on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance, (ii) on the date of any prepayment of the Term Loan Advance, and (iii) on the Term Loan Maturity Date.
~~1.2(b)(i) – Interest Rate - Advances~~	~~The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (A) six and one quarter of one percent (6.25%) and (B) the Prime Rate plus the applicable Prime Rate Margin, which interest shall be payable in accordance with Section 1.2(a)(i).~~
1.2(b)(ii) – Interest Rate – Term Loan Advances
The outstanding principal amount of the Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (A) ~~six~~four and ~~three quarters~~one quarter of one percent (~~6.75~~4.25%) and (B) the Prime Rate ~~plus~~minus the applicable Prime Rate Margin, which interest shall be payable in accordance with Section 1.2(a)(ii).

1.2(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
~~1.3(c) – Revolving Line Commitment Fee~~	~~A fully earned, non-refundable commitment fee of (i) Seventy-Five Thousand Dollars ($75,000) on the First Amendment Effective Date, (ii) Seventy-Five Thousand Dollars ($75,000) on the first anniversary of the First Amendment Effective Date, and (iii) Thirty-Seven Thousand Five Hundred ($37,500) on the second anniversary of the First Amendment Effective Date.~~
12.2 – “Borrower”	“Borrower” means (i) SI-BONE, INC., a Delaware corporation.
12.2 – “Effective Date”	“Effective Date” is August 12, 2021.
12.2 – “Payment Date”	“Payment Date” is ~~(a) with respect to Term Loan Advances,~~ the first (1st) calendar day of each month ~~and (b) with respect to Advances, the last calendar day of each month~~.
12.2 – “Prime Rate”
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is ~~(a) for Advances, (i) zero percent (0.00%), and (b)~~ for Term Loan Advances, one half of one percent (0.50%).
~~12.2 – “Revolving Line”~~	~~“Revolving Line” is an aggregate principal amount equal to Fifteen Million Dollars ($15,000,000).~~
12.2 – “Term Loan Amortization Date”	“Term Loan Amortization Date” is ~~July~~October 1, ~~2025~~2027; provided that upon the occurrence of the Performance Milestone, the Term Loan Amortization Date shall become October 1, 2028.
~~12.2 – “Revolving Line Maturity Date”~~	~~“Revolving Line Maturity Date” is the date that is thirty (30) months after the First Amendment Effective Date.~~

12.2 – “Term Loan Availability Amount”
“Term Loan Availability Amount” is Thirty-Six Million Dollars ($36,000,000)~~; provided however, upon Borrower’s request, if Bank, in its sole and absolute discretion, grant Borrower’s request to make the Uncommitted Accordion available to Borrower, then “Term Loan Availability Amount” shall mean an aggregate principal amount equal to Fifty-One Million Dollars ($51,000,000)~~.

12.2 – “Term Loan Maturity Date”	“Term Loan Maturity Date” is ~~December~~September 1, ~~2027~~2029.

EXHIBIT A
COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY    Date:
FROM:    SI-BONE, INC.
Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (and except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies
Quarterly Financial Statements with Compliance Statement	Quarterly within 45 days and FYE within 90 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 Business Days after filing with SEC	Yes No N/A
Board approved projections	FYE within 30 days and within 30 days, as amended/updated, in each case as approved by the Board	Yes No
~~Borrowing Base Reports~~
~~When Advances are outstanding or are being requested, weekly on Friday of each week if an Streamline Period is not in effect; monthly within 30 days of month~~
~~End if and Streamline Period~~
~~is in effect; and with each Advance~~
~~Yes No~~
~~A/R & A/P Agings and Deferred Revenue reports~~	~~When Advances are outstanding or are being requested, monthly within 30 days~~	~~Yes No~~
Have there been any material amendments to the Operating Documents of Borrower? If yes, provide copies of any such amendments or changes with this Compliance Statement	N/A	Yes No

~~Streamline Period (Measured only when Advances are outstanding or are being requested by Borrower)~~	~~Applies~~
~~Adjusted Quick Ratio > 1.50 to 1.00~~	~~Yes No~~
~~Adjusted Quick Ratio < 1.50 to 1.00~~	~~Yes No~~

    The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.
    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

SI-Bone, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:     _________________________

Verified: ________________________
authorized signer
Date:     _________________________

Compliance Status:    Yes No

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
I.Minimum Net Revenue (Section 5.10)

Required:    ~~When a Financial Covenant Measuring Period is in effect~~Commencing on June 30, 2025, Borrower shall achieve Net Revenue as required by Section 5.10 and set forth below (pursuant to the amendment(s) required under Section 5.10):

Measuring Period Ending	Minimum Net Revenue (measured on a trailing 6 month basis)
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]
[ ]	$[ ]

Actual: $_____________

Is Borrower’s Net Revenue (measured on a trailing 6 month basis) greater than or equal to the required amount for the corresponding measuring period set forth in the chart above?

          No, not in compliance                          Yes, in compliance

EXHIBIT B
LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for same day processing is Noon Pacific Time
fax to:    Date: _____________________

Loan Payment:
SI-BONE, INC.
From Account #________________________________    To Account ________________________________
(Deposit Account #)    (Loan Account #)
Principal $____________________________________    and/or Interest $_____________________________
Authorized Signature:        Phone Number:
Print Name/Title:

Loan Advance:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #________________________________    To Account #__________________________________________
(Loan Account #)                (Deposit Account #)
Amount of Term Loan Advance $___________________________
All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:
Authorized Signature:        Phone Number:
Print Name/Title:

outgoing wire request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time
Beneficiary Name: ____________________________    Amount of Wire: $
Beneficiary Bank: _____________________________    Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:         Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:         Transit (ABA) #:
For Further Credit to:
Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).
Authorized Signature:        2nd Signature (if required):
Print Name/Title:        Print Name/Title:
Telephone #:        Telephone #: